Exhibit 2.1

Master Separation and Distribution Agreement

between

FAT Brands Inc.

and

Twin Hospitality Group Inc.

i

ii

Master Separation and Distribution Agreement

This Master Separation and Distribution Agreement, dated as of January 24, 2025, is made by and between FAT Brands Inc., a Delaware corporation (“FAT Brands”), and Twin Hospitality Group Inc., a Delaware corporation (“Twin Hospitality”). The above parties are referred to herein together as the “Parties”, and individually as a “Party”. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in Article I.

RECITALS

WHEREAS, FAT Brands is currently the beneficial owner of all of the issued and outstanding capital stock of Twin Hospitality, consisting of all of the issued and outstanding Class A Common Stock, par value $0.0001 per share, of Twin Hospitality (“Class A Common Stock”);

WHEREAS, in connection with the reorganization of Twin Hospitality, FAT Brands and Twin Hospitality entered into a Sale and Contribution Agreement, dated as of November 21, 2024, pursuant to which FAT Brands transferred to Twin Hospitality 100% of the equity interests in Twin Hospitality I, LLC, a Delaware limited liability company (the “Top Tier Twin Subsidiary”), including all of its subsidiaries and operations.

WHEREAS, Twin Hospitality has filed a Registration Statement on Form 10-12B (File No. 001-42395) (collectively with any amendments or supplements thereto, the “Form 10”) with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which includes an Information Statement filed as Exhibit 99.1 thereto (the “Information Statement”), pursuant to which FAT Brands plans to distribute to the FAT Brands Common Stockholders approximately 5% of the fully-diluted shares of Class A Common Stock (the “Spin-Off”); and

WHEREAS, the Parties intend in this Agreement to set forth certain arrangements between FAT Brands and Twin Hospitality regarding the relationship of the Parties from and after the effective date of the Spin-Off.

NOW, THEREFORE, in consideration of the foregoing and of the terms, conditions, covenants, and provisions set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties do hereby agree as follows:

Article I

DEFINITIONS

For the purposes of this Agreement, the following capitalized terms shall have the meanings given to them in this Article I:

“Action” means any demand, action, suit, countersuit, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority or any arbitration or mediation tribunal, other than any demand, action, suit, countersuit, arbitration, inquiry, proceeding, or investigation relating to Taxes.

“Affiliate” of any Person means another Person that controls, is controlled by, or is under common control with such Person. As used herein, “control” of any entity means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such entity, whether through ownership of voting securities or other interests, by contract, or otherwise; provided, however, that (i) Twin Hospitality and the other members of the Twin Hospitality Group shall not be considered Affiliates of FAT Brands or any of the other members of the FAT Brands Group, and (ii) FAT Brands and the other members of the FAT Brands Group shall not be considered Affiliates of Twin Hospitality or any of the other members of the Twin Hospitality Group.

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“Agreement” means this Master Separation and Distribution Agreement, collectively with the Schedules hereto, as the same may be amended from time to time in accordance with the provisions hereof.

“Business Day” means any day that is not a Friday, Saturday, a Sunday, or other day on which commercial banks in New York, New York are required or authorized by law to be closed.

“Class A Applicable Stock” means at any time the (i) shares of Class A Common Stock owned by the FAT Brands Group that are owned on the Distribution Date, plus (ii) shares of Class A Common Stock purchased by the FAT Brands Group pursuant to Article VI, plus (iii) shares of Class A Common Stock that were issued to the FAT Brands Group in respect of shares described in either clause (i) or clause (ii) above in any reclassification, share combination, share subdivision, share dividend, share exchange, merger, consolidation, or similar transaction or event.

“Class A Ownership Percentage” means, at any time, the fraction, expressed as a percentage and rounded to the nearest thousandth of a percent, whose numerator is the number of shares owned of the Class A Applicable Stock and whose denominator is the aggregate number of outstanding shares of Class A Common Stock.

“Class B Applicable Stock” means at any time the (i) shares of Class B Common Stock owned by the FAT Brands Group that are owned on the Distribution Date, plus (ii) shares of Class B Common Stock purchased by the FAT Brands Group pursuant to Article VI, plus (iii) shares of Class B Common Stock that were issued to the FAT Brands Group in respect of shares described in either clause (i) or clause (ii) above in any reclassification, share combination, share subdivision, share dividend, share exchange, merger, consolidation, or similar transaction or event.

“Class B Common Stock” means the Class B Common Stock, par value $0.0001 per share, of Twin Hospitality.

“Code” means the Internal Revenue Code of 1986 (or any successor statute), as amended from time to time, and the regulations promulgated thereunder.

“Common Stock” means the Class A Common Stock and Class B Common Stock of Twin Hospitality.

“Common Stock Ownership Percentage” means, at any time, the fraction, expressed as a percentage and rounded to the nearest thousandth of a percent, whose numerator is the number of shares equal to the sum of the Class A Applicable Stock and the Class B Applicable Stock owned and whose denominator is the aggregate number of outstanding shares of Class A Common stock and Class B Common Stock.

“Contract” means any contract, agreement, lease, license, sales order, purchase order, instrument, or other commitment that is binding on any Person or any part of its property under applicable law.

“Distribution Date” means the date, determined by FAT Brands in accordance with Section 4.3, as of which the Spin-Off is effective.

“Effective Date” means the date a registration statement filed pursuant to Article VIII is declared effective by the SEC.

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“FAT Brands Board” means the board of directors of FAT Brands.

“FAT Brands Business” means any business that is then conducted by FAT Brands and described in its periodic reports filed with the SEC, other than the Twin Hospitality Business.

“FAT Brands Common Stock” means, together, the (i) Class A Common Stock, par value $0.0001 per share, of FAT Brands and (ii) Class B Common Stock, par value $0.0001 per share, of FAT Brands.

“FAT Brands Common Stockholders” means, collectively, the holders of Class A Common Stock, par value $0.0001 per share, of FAT Brands, and/or Class B Common Stock, par value $0.0001 per share, of FAT Brands.

“FAT Brands Group” means the affiliated group (within the meaning of Section 1504(a) of the Code), or similar group of entities as defined under corresponding provisions of the laws of other jurisdictions, of which FAT Brands is the common parent corporation, and any corporation or other entity which may be, may have been, or may become a member of such group from time to time, but excluding any member of the Twin Hospitality Group.

“FAT Brands Indemnitees” means FAT Brands, each member of the FAT Brands Group, and each of their respective directors, officers and employees.

“Governmental Approvals” means any notices, reports or other filings to be made with, or any consents, registrations, approvals, permits or authorizations to be obtained from, any Governmental Authority.

“Governmental Authority” means any federal, state, local, foreign, or international government, department, commission, board, bureau, agency, official, court, or other regulatory, administrative or governmental authority.

“Holders” mean, collectively, FAT Brands and the other members of the FAT Brands Group who from time to time hold Registrable Securities, and “Holder” means, separately, any such entity.

“Indemnifying Party” means any party which may be obligated to provide indemnification to an Indemnitee pursuant to Section 9.2 or Section 9.3, or any other section of this Agreement or any Transaction Agreement.

“Indemnitee” means any party which may be entitled to indemnification from an Indemnifying Party pursuant to Section 9.2 or Section 9.3, or any other section of this Agreement or any Transaction Agreement.

“Information” means information, in written, oral, electronic or other tangible or intangible forms, stored in any medium, including studies, reports, records, books, Contracts, instruments, surveys, discoveries, ideas, concepts, know-how, techniques, designs, specifications, drawings, blueprints, diagrams, models, prototypes, samples, flow charts, data, computer data, disks, diskettes, tapes, computer programs or other software, marketing plans, customer names, communications by or to attorneys (including attorney-client privileged communications), memos and other materials prepared by attorneys or under their direction (including attorney work product), and other technical, financial, employee or business information or data.

“Insurance Policies” means insurance policies pursuant to which a Person makes a true risk transfer to a third-party insurer.

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“Insurance Proceeds” means those monies: (i) received by an insured from a third-party insurance carrier; (ii) paid by a third-party insurance carrier on behalf of the insured; or (iii) from Insurance Policies.

“Liabilities” means all liabilities, debts, guarantees, assurances, commitments and obligations, whether fixed, contingent or absolute, asserted or unasserted, matured or unmatured, liquidated or unliquidated, accrued or not accrued, known or unknown, due or to become due, whenever or however arising (including, without limitation, whether arising out of any Contract or tort based on negligence or strict liability), and whether or not the same would be required by generally accepted principles and accounting policies to be reflected in financial statements or disclosed in the notes thereto.

“Loss” and “Losses” mean any and all losses, damages, deficiencies, Liabilities, obligations, penalties, judgments, settlements, claims, payments, fines, interest, costs and expenses (including, without limitation, the costs and expenses of any and all Actions and demands, assessments, judgments, settlements and compromises relating thereto and the costs and expenses of attorneys’, accountants’, consultants’ and other professionals’ fees and expenses incurred in the investigation or defense thereof or the enforcement of rights hereunder), including direct and consequential damages, but excluding punitive damages (other than punitive damages awarded to any third party against an indemnified party).

“Nasdaq” means the Nasdaq Stock Market LLC.

“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity or any department, agency or political subdivision thereof.

“Public Offering” means an offering of equity securities of Twin Hospitality pursuant to an effective registration statement under the Securities Act, including an offering in which Holders are entitled to sell Registrable Securities pursuant to the terms of this Agreement.

“Record Date” means the close of business on the date, determined by FAT Brands in accordance with Section 4.3, as the record date for determining the outstanding shares of FAT Brands Common Stock in respect of which shares of Class A Common Stock will be distributed pursuant to the Spin-Off.

“Registrable Securities” means (i) the shares of Class A Common Stock and Class B Common Stock held by FAT Brands immediately following the Distribution Date, (ii) any other securities issued or distributed to FAT Brands in respect of the Class A Common Stock or Class B Common Stock by way of stock dividend or in connection with a stock split, combination of shares, recapitalization, reorganization, merger, consolidation, or otherwise, (iii) any other shares of Class A Common Stock or Class B Common Stock acquired by FAT Brands prior to the Section 355 Distribution Date, and (iv) any other successor securities received by FAT Brands in respect of any of the forgoing clauses (i) through (iii). As to any particular Registrable Securities, such Registrable Securities shall cease to be Registrable Securities when (a) a Registration Statement with respect to the sale of such Registrable Securities shall have been declared effective under the Securities Act and such Registrable Securities have been disposed of in accordance with such Registration Statement, (b) such Registrable Securities shall have been distributed to the public in accordance with Rule 144 or may be sold or transferred by the Holder thereof without restriction pursuant to Rule 144, (c) such Registrable Securities shall have been otherwise transferred by a Holder to a Person that is not a Holder, or (d) such Registrable Securities shall have ceased to be outstanding.

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“Registration Expenses” means any and all out-of-pocket expenses incident to the performance of, or compliance with, Article VIII, including, without limitation, (i) all SEC registration and filing fees, (ii) all fees and expenses of complying with securities or blue sky laws (including the fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), (iii) all fees and expenses relating to the Financial Industry Regulatory Authority (including the fees and disbursements of counsel in connection therewith), (iv) all fees and expenses incurred in connection with listing the Registrable Securities on a national securities exchange, (v) all fees and disbursements of counsel for Twin Hospitality and of its independent public accountants, (vi) all expenses in connection with the preparation, filing, and printing of a Registration Statement, any related preliminary prospectus or final prospectus, and any amendments and supplements thereto, and the delivery of copies thereof to any Holders, underwriters or dealers, (vii) any fees and disbursements of underwriters customarily paid by the issuers of securities, but excluding underwriting discounts and commissions and transfer taxes, if any, which shall be paid by the applicable Holder, (viii) the expenses incurred in connection with preparing “road show” presentations and holding meetings with potential investors to facilitate the distribution and sale of Registrable Securities, and (ix) all expenses incidental to delivery of the Registrable Securities.

“Registration Statement” means any registration statement of Twin Hospitality, filed with the SEC under the rules and regulations promulgated under the Securities Act, that registers offers, sales and/or transfers of Registrable Securities pursuant to the provisions of Article VIII, including the related prospectus, pre- and post- effective amendments and supplements to such registration statement, the exhibits to such registration statement, and all material and information incorporated by reference in such registration statement.

“Rule 144” means Rule 144 (or any successor rule to similar effect) promulgated under the Securities Act.

“Section 355 Distribution” means a distribution by FAT Brands of Common Stock (and preferred stock, if any) of Twin Hospitality or common stock (and preferred stock, if any) of a Person that is a successor to Twin Hospitality, which distribution is to holders of all classes of common stock of FAT Brands and is intended to qualify as a distribution under Section 355 of the Code.

“Section 355 Distribution Date” means the date on which a Section 355 Distribution occurs.

“Securities Act” means the Securities Act of 1933, as amended.

“Subsidiary” of any Person means a corporation, limited liability company, partnership, joint venture, trust, association or other entity in which such Person: (i) beneficially owns, either directly or indirectly, more than 50% of (a) the total combined voting power of all classes of voting securities of such entity, (b) the total combined equity interests, or (c) the capital or profits interest, in the case of a partnership; or (ii) otherwise has the power to vote, either directly or indirectly, sufficient securities to elect a majority of the board of directors or similar governing body of such entity.

“Tax” and “Taxes” have the meaning set forth in the Tax Matters Agreement.

“Tax Matters Agreement” means the Tax Matters Agreement, substantially in the form attached to the Form 10 as Exhibit 10.2.

“Twin Hospitality Balance Sheet” means Twin Hospitality’s unaudited condensed consolidated balance sheet for its most recently completed fiscal quarter as of the Distribution Date.

“Twin Hospitality Board” means the board of directors of Twin Hospitality.

“Twin Hospitality Business” means the business of franchising and operating its restaurant and sports bar brands (Twin Peaks and Smokey Bones), as more completely described in the Information Statement, or following the Distribution Date, such businesses that are then conducted by Twin Hospitality and described in its periodic filings with the SEC.

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“Twin Hospitality Capital Stock” means all classes or series of capital stock of Twin Hospitality.

“Twin Hospitality Group” means the affiliated group (within the meaning of Section 1504(a) of the Code), or similar group of entities as defined under corresponding provisions of the laws of other jurisdictions, of which Twin Hospitality will be the common parent corporation immediately after the Spin-Off, and any corporation or other entity which may become a member of such group from time to time.

“Twin Hospitality Indemnitees” means Twin Hospitality, each member of the Twin Hospitality Group, and each of their respective directors, officers and employees.

“Twin Hospitality Liabilities” mean (without duplication) the following Liabilities:

(i)	all Liabilities reflected on the Twin Hospitality Balance Sheet;

(iii)	all Liabilities that should have been reflected on the Twin Hospitality Balance Sheet but are not reflected in the Twin Hospitality Balance Sheet due to mistake or unintentional omission;

(ii)	all Liabilities of FAT Brands or its Subsidiaries that arise after the date of the Twin Hospitality Balance Sheet that would be reflected on a Twin Hospitality balance sheet as of the date of such Liabilities, if such balance sheet was prepared using the same principles and accounting policies under which the Twin Hospitality Balance Sheet was prepared;

(iv)	all Liabilities, whether arising before, on or after the Distribution Date, that relate to, or arise or result from:

(A)	the operation of the Twin Hospitality Business as conducted at any time prior to, on or after the Distribution Date (including any Liability relating to, arising out of, or resulting from any act or failure to act by any director, officer, employee, agent or representative (whether or not such act or failure to act is or was within such Person’s authority) of Twin Hospitality); or

(B)	the operation of any business conducted by any member of the Twin Hospitality Group at any time after the Distribution Date (including any Liability relating to, arising out of, or resulting from any act or failure to act by any director, officer, employee, agent or representative (whether or not such act or failure to act is or was within such Person’s authority) of Twin Hospitality), other than Liabilities for Taxes that are expressly governed by the Tax Matters Agreement;

(v)	all Liabilities that are expressly contemplated by this Agreement, any of the Transaction Agreements, or the Schedules hereto or thereto as Liabilities to be assumed by Twin Hospitality or any member of the Twin Hospitality Group; and

(vi)	Liabilities of any member of the Twin Hospitality Group under this Agreement or any of the Transaction Agreements.

Notwithstanding the foregoing, to the extent that, after the Distribution Date, FAT Brands and/or Twin Hospitality receives invoices evidencing Liabilities jointly incurred by or on behalf of both of them or their respective Affiliates, such joint Liabilities shall be divided among FAT Brands, Twin Hospitality, and their respective Affiliates consistent with past practice, and “Twin Hospitality Liabilities” shall include the portion so allocated to Twin Hospitality.

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“Underwriters’ Representative”, when used in connection with an Underwritten Offering, means the managing underwriter of such Underwritten Offering, or, in the case of a co-managed Underwritten Offering, the managing underwriter designated as the “Underwriters’ Representative” by such co-managing underwriters.

“Underwritten Offering” means a Public Offering in which securities of Twin Hospitality are sold to one or more underwriters, or through one or more brokers or agents, for reoffering to the public, and the deliverables described in Section 8.6(h) are provided.

Article II

exchange

Section 2.1 Exchange

(a) FAT Brands hereby transfers, conveys and delivers to Twin Hospitality, and Twin Hospitality hereby accepts, the 5,000 shares of Class A Common Stock held by FAT Brands, representing all of the issued and outstanding capital stock of Twin Hospitality as of immediate prior to the Exchange (as defined below), and in exchange for such 5,000 shares of Class A Common Stock (the “Exchange”), Twin Hospitality hereby issues to FAT Brands (i) 47,298,271 shares of Class A Common Stock, and (ii) 2,870,000 shares of Class B Common Stock (the “Issuances”).

(b) Twin Hospitality shall cause its transfer agent and registrar to reflect in its common stock ledger, the Exchange, the Issuances, and the ownership by FAT Brands of such shares of Class A Common Stock and shares of Class B Common Stock.

Section 2.2 Representations and Warranties of Twin Hospitality. Twin Hospitality hereby represents and warrants to FAT Brands that the shares of Class A Common Stock and shares of Class B Common Stock issued by Twin Hospitality to FAT Brands in connection with the Issuances have been duly authorized, and are validly issued, fully paid and nonassessable.

Article III

conditions precedent to the spin-off

Section 3.1 Conditions Precedent to the Consummation of the Spin-Off

(a) The obligations of the Parties to consummate the Spin-Off shall be conditioned upon the satisfaction, or waiver, by FAT Brands, of each of the following conditions (collectively, the “Spin-Off Conditions”):

(i) Approval by the FAT Brands Board. The FAT Brands Board shall have (A) approved and authorized the Spin-Off and not withdrawn such approval and authorization, and (B) declared the dividend of shares of Class A Common Stock to the FAT Brands Common Stockholders as contemplated by the Spin-Off;

(ii) Registration Statement on Form 10. The Form 10 shall have been declared effective by the SEC, and there shall be no stop order in effect with respect thereto and no proceedings for that purpose shall be pending before or threatened by the SEC;

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(iii) Information Statement. The Information Statement shall have been mailed or otherwise distributed to the FAT Brands Common Stockholders;

(iv) Blue Sky. The actions and filings with respect to applicable securities and blue sky laws of any state (and any comparable laws under any applicable foreign jurisdictions) shall have been taken and made, and, where applicable, have become effective or been accepted;

(v) Nasdaq Listing. The Class A Common Stock, including the shares of Class A Common Stock to be distributed in the Spin-Off, shall have been approved for listing on the Nasdaq Global Market, subject only to official notice of distribution;

(vi) Reorganization of Twin Hospitality. All of the separation and reorganization transactions described under the section entitled “Reorganization” in the Information Statement shall have been completed;

(vii) Transaction Agreements. Each of the Transaction Agreements shall have been executed by each party to such agreements;

(viii) Deliveries. Each Party shall have made the deliveries required pursuant to Section 4.4 and Section 4.5, respectively;

(ix) No Legal Restraints. No order, injunction or decree issued by any court or agency of competent jurisdiction, or other legal restraint or prohibition, preventing the consummation of the Spin-Off or any of the other transactions contemplated by this Agreement or any Transaction Agreement shall be in effect, and no other event outside the control of FAT Brands shall have occurred or failed to occur that prevents the consummation of the Spin-Off;

(x) No Material Adverse Effect. No events or developments shall have occurred prior to the Distribution Date that, in the judgment of the FAT Brands Board, would result in the Spin-Off having a material adverse effect on FAT Brands or its stockholders;

(xi) Stock Ownership. FAT Brands shall be satisfied, in its sole discretion, that it will have a Common Stock Ownership Percentage and a Class A Ownership Percentage of at least 80.1% immediately following the consummation of the Spin-Off; and

(xii) Other Actions. Such other actions as the Parties may reasonably request to be taken prior to the Spin-Off, in order to assure the successful completion of the Spin-Off, shall have been taken.

(b) Twin Hospitality shall use its commercially reasonable efforts to satisfy, or cause to be satisfied, the Spin-Off Conditions, it being understood and acknowledged by the Parties that, notwithstanding anything to the contrary in this Agreement, FAT Brands shall have the sole and absolute discretion to proceed with or abandon the Spin-Off.

(c) The Spin-Off Conditions are for the sole benefit of FAT Brands and shall not give rise to or create any duty on the part of FAT Brands or the FAT Brands Board to waive or not waive any of the Spin-Off Conditions, or in any way limit the right of FAT Brands to terminate this Agreement as set forth in Section 10.5 or alter the consequences of any such termination from those specified in Section 10.5. Any determination made by the FAT Brands Board prior to the Spin-Off concerning the satisfaction or waiver of any or all of the Spin-Off Conditions shall be conclusive.

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Article IV

the spin-off; DOCUMENTS AND ITEMS TO BE DELIVERED

Section 4.1 The Spin-Off

(a) Twin Hospitality shall cooperate with FAT Brands to effect the Spin-Off, and shall, at the direction of FAT Brands, use its commercially reasonable efforts to promptly take any and all actions necessary or desirable to effect the Spin-Off.

(b) Subject to the terms and conditions set forth in this Agreement, (i) after consummation of the Exchange and the Issuances contemplated by Section 2.1 and on or prior to the Distribution Date, for the benefit of, and distribution to, the FAT Brands Common Stockholders as of the Record Date (the “Record Holders”), FAT Brands will deliver to VStock Transfer, LLC, the transfer agent and registrar for the Class A Common Stock, and the distribution agent for the Spin-Off (the “Distribution Agent”) (A) such number of shares of Class A Common Stock that are then owned by FAT Brands which are required to be subsequently delivered to the FAT Brands Common Stockholders to effect the Spin-Off, and (B) book-entry authorizations for such shares, and (ii) FAT Brands shall instruct the Distribution Agent to, on the Distribution Date, distribute, by means of a pro rata dividend based on the aggregate number of shares of FAT Brands Common Stock held by each applicable Record Holder, to each Record Holder (or such Record Holder’s bank or brokerage firm on such Record Holder’s behalf) electronically, by direct registration in book-entry form, the number of shares of Class A Common Stock to which such Record Holder is entitled based on a distribution ratio to be determined by FAT Brands its sole discretion. The Spin-Off shall be effective as of 4:30 p.m., New York City time, on the Distribution Date. On or as soon as practicable after the Distribution Date, the Distribution Agent will mail to each Record Holder an account statement indicating the number of shares of Class A Common Stock that have been registered in book-entry form in the name of such Record Holder.

Section 4.2 Fractional Shares

(a) The Distribution Agent and FAT Brands shall, as soon as practicable after the Distribution Date, determine the number of whole shares and fractional shares of Class A Common Stock allocable to each Record Holder. FAT Brands shall engage an independent agent, and such agent shall then aggregate all fractional shares into whole shares and sell the whole shares in the open market at prevailing market prices on behalf of FAT Brands Common Stockholders entitled to receive a fractional share. Such agent shall then deliver the aggregate cash proceeds of such sales, net of brokerage fees, transfer taxes, and other costs, to the Distribution Agreement for subsequent pro rata distribution by the Distribution Agent to such FAT Brands Common Stockholders (net of any required withholding for taxes applicable to each such stockholder). Such agent shall have the right to determine, in its sole discretion, when, how, through which broker-dealer, and at what price to sell the whole shares of Class A Common Stock.

(b) The Distribution Agent shall send to each FAT Brands Common Stockholder entitled to a fractional share a check in the cash amount deliverable in lieu of such stockholder’s fractional share as soon as practicable following the Distribution Date.

(c) No interest shall be paid on any cash that is paid in lieu of a fractional share.

Section 4.3 Sole Discretion of FAT Brands. FAT Brands shall, in its sole and absolute discretion, determine the Record Date, the Distribution Date, and all terms of the Spin-Off, including the form, structure and terms of any transactions to effect the Spin-Off and the timing of and conditions to the consummation thereof. Notwithstanding anything to the contrary set forth herein, FAT Brands may, at any time and from time to time until the Spin-Off is effected, decide to abandon the Spin-Off, including by accelerating or delaying the timing of the consummation of all or part of the Spin-Off, or modifying or changing the terms of the Spin-Off, if, at any time, the FAT Brands Board determines, in its sole and absolute discretion, that the Spin-Off is not in the best interests of FAT Brands or its stockholders or is otherwise not advisable.

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Section 4.4 Documents to be delivered by FAT Brands. On or prior to the Distribution Date, FAT Brands shall deliver to Twin Hospitality counterparts to the agreements listed on Schedule A attached hereto and such other agreements, documents or instruments as the Parties may agree are necessary or desirable in order to achieve the purposes hereof (collectively, the “Transaction Agreements”).

Section 4.5 Documents to be delivered by Twin Hospitality. On or prior to the Distribution Date, Twin Hospitality shall deliver to FAT Brands counterparts to, or copies of, as applicable, all of the Transaction Agreements.

Article V

POtentiAl section 355 DISTRIBUTION

Section 5.1 Potential Section 355 Distribution. FAT Brands shall, in its sole and absolute discretion, determine whether to proceed with all or part of a Section 355 Distribution, the date of the consummation of such Section 355 Distribution, and all terms of such Section 355 Distribution, including, without limitation, the form, structure and terms of any transaction(s) and/or offering(s) to effect such Section 355 Distribution, and the timing of and conditions to the consummation of such Section 355 Distribution. Additionally, FAT Brands may, at any time and from time to time until the Section 355 Distribution Date, modify or change the terms of such Section 355 Distribution, including, without limitation, by accelerating or delaying the timing of the consummation of all or part of such Section 355 Distribution.

Section 5.2 Cooperation of Twin Hospitality. If, at any time after the Distribution Date, FAT Brands, in its sole discretion, advises Twin Hospitality that FAT Brands intends to pursue a Section 355 Distribution, Twin Hospitality shall (a) cooperate with FAT Brands in all respects to accomplish any such Section 355 Distribution, and (b) upon FAT Brands’ reasonable request, promptly take any and all actions that FAT Brands deems reasonably necessary or desirable to effect such Section 355 Distribution. Without limiting the generality of the foregoing, Twin Hospitality shall, at FAT Brands’ direction, cooperate with FAT Brands, and execute and deliver, or use its commercially reasonable efforts to cause to have executed and delivered, all instruments, including instruments of conveyance, assignment and transfer, and to make all filings with, and to obtain all consents, approvals or authorizations of, any Governmental Authority requested by FAT Brands in order to consummate and make effective such Section 355 Distribution.

Article VI

OPTION

Section 6.1 Option. Twin Hospitality hereby grants to FAT Brands, on the terms and conditions set forth herein, a continuing right (the “Option”) to purchase from Twin Hospitality, at the times and in accordance with the terms and conditions set forth in this Article VI, such number of shares of Class A Common Stock as is necessary for FAT Brands to maintain at least a 80.1% Common Stock Ownership Percentage or a 80.1% Class A Ownership Percentage. The Option shall be assignable, in whole or in part, from time to time, by FAT Brands to any member of the FAT Brands Group.

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Section 6.2 Notice. At least 20 Business Days prior to (a) the issuance of any shares of Class A Common Stock (other than issuances of Class A Common Stock to any member of the FAT Brands Group), or (b) the first date on which any event could occur that, in the absence of a full or partial exercise of the Option, would result in a reduction in the FAT Brands Group’s Common Stock Ownership Percentage or Class A Ownership Percentage to below 80.1%, Twin Hospitality shall notify FAT Brands in writing (an “Option Notice”) of its plans to issue any such shares of Class A Common Stock or the date on which such event could first occur. Each Option Notice must specify (i) the date on which Twin Hospitality intends to issue such shares of Class A Common Stock or on which such event could first occur (such issuance or event being referred to herein as an “Option Trigger Event”, and the date of such Option Trigger Event being referred to herein as an “Option Trigger Event Date”), (ii) the number of shares of Class A Common Stock that Twin Hospitality intends to issue or may issue, and (iii) the other terms and conditions of such Option Trigger Event.

Section 6.3 Option Exercise and Payment.

(a) The Option may be exercised by FAT Brands (or any member of the FAT Brands Group to which all or any part of the Option has been assigned) in connection with an Option Trigger Event for up to the number of shares of Class A Common Stock that are necessary for the FAT Brands Group to maintain at least a 80.1% Common Stock Ownership Percentage or a 80.1% Class A Ownership Percentage, as the case may be.

(b) The exercise price for each share of Class A Common Stock purchased pursuant to an exercise of the Option shall be:

(i) in the event of an offering and issuance by Twin Hospitality of shares of Class A Common Stock in exchange for cash consideration, the closing price per share of Class A Common Stock as quoted on the Nasdaq Global Market on the date such offering is publicly announced (or the next Business Day if such offering is publicly announced after the close of trading on the Nasdaq Global Market); or

(ii) in the event of: (A) an issuance by Twin Hospitality of shares of Class A Common Stock pursuant to any stock option or other benefit, incentive or compensation plan maintained by Twin Hospitality, or (B) an issuance by Twin Hospitality of shares of Class A Common Stock for consideration other than cash, the closing price per share of Class A Common Stock as quoted on the Nasdaq Global Market on the Option Trigger Event Date.

(c) The Option may be exercised at any time after receipt of an applicable Option Notice and at least three (3) Business Days prior to the applicable Option Trigger Event Date by the delivery to Twin Hospitality of a written notice to such effect specifying (i) the number of shares of Class A Common Stock to be purchased by FAT Brands or any member of the FAT Brands Group, and (ii) the exercise price for such shares (as determined in accordance with Section 6.3(b)).

(d) In the event of any such exercise of the Option, Twin Hospitality shall, on the applicable Option Trigger Event Date and simultaneously with the issuance of shares of Class A Common Stock in the related Option Trigger Event, sell and issue to FAT Brands (or any member of the FAT Brands Group designated by FAT Brands), against payment of the exercise price for such shares (as determined in accordance with Section 6.3(b)), the shares of Class A Common Stock (in book-entry form) being purchased upon such exercise of the Option. Payment by FAT Brands of the full purchase price for such shares shall be made by wire transfer or intrabank transfer of immediately available funds to such account as specified by Twin Hospitality.

Section 6.4 Termination of the Option. The Option (or any part thereof assigned to a member of the FAT Brands Group other than FAT Brands) shall terminate upon the earlier of (a) the Section 355 Distribution Date, and (b) in the event that any part of the Option has been transferred, on such date that the Person to whom the Option, or such part thereof, has been transferred, ceases to be a member of the FAT Brands Group.

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Article VII

COVENANTS AND OTHER MATTERS

Section 7.1 Other Agreements or other Deliverables. Each of FAT Brands and Twin Hospitality agrees to execute or cause to be executed by the appropriate parties, as applicable, and deliver such other agreements, documents or instruments as may be necessary or desirable in order to effect the purposes of this Agreement and the Transaction Agreements.

Section 7.2 Agreement to Exchange Information.

(a) Generally. Each of FAT Brands and Twin Hospitality agrees to provide, or cause to be provided, to the other, at any time, as soon as reasonably practicable after written request therefor, (i) all reports and other Information regularly provided by one Party to the other Party prior to the Distribution Date, and (ii) any Information in the possession or under the control of such Party that the requesting Party reasonably needs, in each case, (A) to comply with reporting, disclosure, regulatory, filing or other requirements imposed on the requesting Party (including under applicable securities laws) by a Governmental Authority having jurisdiction over the requesting Party, (B) to prepare financial statements and/or to satisfy and complete audit, accounting, or other similar requirements, (C) for use in any judicial, regulatory, administrative, litigation, or other proceeding, (D) to comply with obligations under this Agreement or any Transaction Agreement, or (E) to the extent such Information and cooperation is reasonably necessary to conduct the ongoing businesses of FAT Brands or Twin Hospitality, as the case may be; provided, however, that, in the event that any Party determines that any such provision of Information could be commercially detrimental, violate any law or agreement, or waive any attorney-client privilege, the Parties shall take all reasonable measures to permit compliance with such obligations in a manner that avoids any such harm or consequence. Each Party shall use its commercially reasonable efforts to ensure that Information provided to the other Party hereunder is accurate and complete. Each Party agrees to make their respective personnel available to discuss the Information exchanged pursuant to this Section 7.2.

(b) Financial Information. Each Party shall provide, or cause to be provided, to the other Party, in such form as such requesting Party shall reasonably request, at no charge to the requesting Party, all financial and other data and information as the requesting Party determines necessary or advisable in order to prepare its financial statements and reports or filings with any Governmental Authority.

(c) Ownership of Information. Any Information owned by a Party that is provided to a requesting Party pursuant to this Section 7.2 shall be deemed to remain the property of the providing Party. Unless specifically set forth herein, nothing contained in this Agreement shall be construed as granting or conferring any rights of license or otherwise in any such Information.

(d) Retention of Information. To facilitate the exchange of Information pursuant to this Section 7.2 and other provisions of this Agreement, each Party agrees to use its commercially reasonable efforts, for a period of seven years after the first date upon which members of the FAT Brands Group cease to own at least 20% of the then-outstanding number of shares of Common Stock and for such longer period as may be required by any Governmental Authority, any litigation matter, any applicable law, or any Transaction Agreement (the “Retention Period”), to retain all Information in its respective possession or control, subject to compliance with such Party’s bona fide record retention policies and/or practices as in effect on the Distribution Date. However, except as set forth in the Tax Matters Agreement, at any time after the Section 355 Distribution Date, each Party may amend its respective record retention policies at such Party’s discretion; provided, however, that, if a Party desires to effect an amendment to its record retention policies during the Retention Period, then the amending Party must give 30 days prior written notice of such amendment in its policies to the other Party. Each Party shall use its commercially reasonable efforts to retain, and to not destroy or permit any of its Subsidiaries to destroy, any Information that exists on the Distribution Date and that falls under any of the categories listed in Section 7.2(a) (other than Information that is permitted to be destroyed under the current respective bona fide record retention policies of such Party; provided, that, such Party destroying any such Information shall first notify the other Party of the proposed destruction and give the other Party the opportunity to take possession or make copies of such Information prior to such destruction).

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(e) Production of Witnesses; Cooperation. During the Retention Period, and except in the case of a legal or other proceeding by a Party against the other Party, each Party shall use its commercially reasonable efforts to make available to the other Party, upon written request, the former, current and future directors, officers, employees, other personnel and agents of such Party as witnesses, to the extent that any such individual (giving consideration to business demands of such directors, officers, employees, other personnel and agents) may reasonably be required in connection with any legal, administrative or other proceeding in which the requesting Party may from time to time be involved, regardless of whether such legal, administrative or other proceeding is a matter with respect to which indemnification may be sought hereunder; provided, that, the requesting Party shall bear all costs and expenses in connection therewith.

(f) Board Observation Rights. For so long as FAT Brands or its Affiliates beneficially owns at least ten percent (10%) of the outstanding shares of Class A Common Stock or Class B Common Stock, FAT Brands shall have the right to appoint two individuals (the “Observers”) to sit on the Board of Directors of Twin Hospitality to observe and participate in meetings of such Board of Directors, but the Observers shall not have any voting rights. An Observer may at any time resign from such role by giving notice to the Secretary of Twin Hospitality, upon which FAT Brands may appoint a replacement Observer. The Observers shall have the right to attend all meetings, including telephonically or through other means of communication, of the Board of Directors of Twin Hospitality, any committees thereof, or any board or any committees thereof of any subsidiary of Twin Hospitality, as applicable (collectively, the “Twin Boards and Committees”). The Observers shall have full access to any materials of or provided to any of the Twin Boards and Committees. The Observers shall be entitled to notice of all meetings in the same manner and at the same time as notice is sent to, and shall be sent copies of all notices, reports, minutes, consents and other documents at the time and in the manner as they are provided to, members of any of the Twin Boards and Committees. The Observers may be requested to enter into a confidentiality agreement with Twin Hospitality in customary form.

(g) Other Agreements Providing for Exchange or Treatment of Information. The rights and obligations granted under this Section 7.2 are subject to any specific limitations, qualifications or additional provisions on the sharing, exchange, or confidential treatment of Information set forth in this Agreement and any Transaction Agreement.

Section 7.3 Auditors and Audits; Financial Statements; Accounting Matters; Compliance with Laws, Policies and Regulations.

(a) Twin Hospitality’s Auditor; FAT Brands’ Auditor; Annual and Quarterly Financial Statements. To the extent necessary for the purpose of preparing financial statements or completing audits or reviews of financial statements:

(i) Twin Hospitality shall not change its fiscal year;

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(ii) Twin Hospitality shall provide FAT Brands as much prior notice as reasonably practical of any change in the independent registered public accounting firm used by Twin Hospitality (“Twin Hospitality’s Auditor”);

(iii) Twin Hospitality shall provide to FAT Brands on a timely basis all Information that FAT Brands reasonably requires to meet its schedule for the preparation, filing, and public dissemination of FAT Brands’ annual and quarterly financial statements. Without limiting the generality of the foregoing, Twin Hospitality shall (A) provide all required financial Information with respect to Twin Hospitality to Twin Hospitality’s Auditor in a reasonable and sufficient time and in sufficient detail to permit Twin Hospitality’s Auditor to take all steps and perform all reviews necessary to provide sufficient assistance to the independent registered public accounting firm used by FAT Brands (“FAT Brands’ Auditor”), or (B) work directly with FAT Brands’ Auditor to provide all required financial Information to be included or contained in FAT Brands’ annual and quarterly financial statements; provided, that, FAT Brands shall provide Twin Hospitality with reasonable advance notice of any relevant auditing or filing-related deadlines;

(iv) Twin Hospitality shall authorize Twin Hospitality’s Auditor to make available to FAT Brands’ Auditor (A) the personnel who performed or will perform the annual audits and quarterly reviews of Twin Hospitality’s financial statements, and (B) the work papers related to the annual audits and quarterly reviews of Twin Hospitality’s financial statements, so that FAT Brands’ Auditor is able to perform the procedures it considers necessary to take responsibility for the work of Twin Hospitality’s Auditor as it relates to the report of FAT Brands’ Auditor on FAT Brands’ financial statements, in all cases with sufficiently reasonable time to enable FAT Brands to meet its timetable for the filing and public dissemination of FAT Brands’ annual and quarterly financial statements;

(v) FAT Brands shall provide to Twin Hospitality on a timely basis all financial Information that Twin Hospitality reasonably requires to meet its schedule for the preparation, filing, and public dissemination of Twin Hospitality’s annual and quarterly financial statements. Without limiting the generality of the foregoing, FAT Brands shall provide all required financial Information with respect to FAT Brands and its Subsidiaries to Twin Hospitality or Twin Hospitality’s Auditor in a reasonable and sufficient time and in sufficient detail to permit Twin Hospitality’s Auditor to take all steps necessary in connection with the audit or review by Twin Hospitality’s Auditor of Twin Hospitality’s annual and quarterly financial statements; provided, that, Twin Hospitality shall provide FAT Brands with reasonable advance notice of any relevant auditing or filing-related deadlines; and

(vi) FAT Brands shall authorize FAT Brands’ Auditor to make available to Twin Hospitality’s Auditor (A) the personnel who performed or will perform the annual audits and quarterly reviews of FAT Brands’ financial statements, and (B) the work papers related to the annual audits and quarterly reviews of FAT Brands’ financial statements, so that Twin Hospitality’s Auditor is able to perform the procedures it considers necessary to take responsibility for the work of FAT Brands’ Auditor as it relates to the report of Twin Hospitality’s Auditor on Twin Hospitality’s financial statements, in all cases with sufficiently reasonable time to enable Twin Hospitality to meet its timetable for the filing and public dissemination of Twin Hospitality’s annual and quarterly financial statements.

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(b) Certifications and Attestations.

(i) To the extent necessary for the timely filing by FAT Brands of annual and quarterly reports under the Exchange Act, or in connection with any investigations of prior periods, Twin Hospitality shall cause its principal executive officer and principal financial officer to provide to FAT Brands, on a timely basis and as reasonably requested by FAT Brands, (A) any certificates requested as support for the certifications and attestations required by Sections 302, 906 and 404 of the Sarbanes-Oxley Act of 2002, as amended (the “SOX Act”), to be filed with such annual and quarterly reports, (B) any written Information which such principal executive officer or principal financial officer received or relied on as support for the certificates provided to FAT Brands pursuant to the immediately preceding clause (A), and (C) a reasonable opportunity to discuss with such principal executive officer and principal financial officer any issues reasonably related to the foregoing.

(ii) To the extent necessary for the timely filing by Twin Hospitality of annual and quarterly reports under the Exchange Act, or in connection with any investigations of prior periods, FAT Brands shall cause its principal executive officer and principal financial officer to provide to Twin Hospitality, on a timely basis and as reasonably requested by Twin Hospitality, (A) any certificates requested as support for the certifications and attestations required by Sections 302, 906 and 404 of the SOX Act to be filed with such annual and quarterly reports, (B) any written Information which such principal executive officer or principal financial officer received or relied on as support for the certificates provided to Twin Hospitality pursuant to the immediately preceding clause (A), and (C) a reasonable opportunity to discuss with such principal executive officer and principal financial officer any issues reasonably related to the foregoing.

(c) Earnings Information. For so long as FAT Brands is required to consolidate the results of operations and financial position of Twin Hospitality in FAT Brands’ financial statements, each of Twin Hospitality and FAT Brands shall:

(i) consult with each other as to the timing of their respective annual and quarterly earnings releases and any interim financial guidance for a current or future period;

(ii) give each other the opportunity to review the information relating to Twin Hospitality in such annual and quarterly earnings releases and interim financial guidance and to comment thereon;

(iii) make reasonable efforts to issue their respective annual and quarterly earnings releases at approximately the same time on the same date;

(iv) coordinate the timing of their respective earnings release conference calls such that Twin Hospitality will be permitted to hold such calls prior to those of FAT Brands; and

(v) (A) no later than 72 hours prior to the date and time that a Party intends to publish its regular annual or quarterly earnings release or any financial guidance for a current or future period, deliver to the other Party copies of substantially final drafts of all related filings, press releases, and such other earnings-related materials as may be agreed to in writing between the Parties, in each case, to the extent they include any matters that could be reasonably likely to have a material financial impact on the earnings, results of operations, financial condition, or prospects of Twin Hospitality, and (B) prior to the filing or issuance of any such filings, press releases, and other earnings-related materials, consult with the other Party regarding any changes (other than typographical or other similar minor changes) to such substantially final drafts or portions of such drafts.

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(d) Notice of Change in Accounting Principles. Until the end of FAT Brands’ fiscal year in which the Section 355 Distribution occurs, and thereafter if a change in accounting principles by a Party would affect the historical financial statements of the other Party, neither Party shall make or adopt any significant changes in its accounting estimates or accounting principles from those in effect on the Distribution Date, without first consulting with the other Party.

(e) Compliance With Laws, Policies and Regulations. Until the later of (i) FAT Brands ceasing to be a “controlling person” (as such term is used in the Securities Act) of Twin Hospitality, and (ii) with respect to either Twin Hospitality or FAT Brands, such date on which any governmental audits are complete and the applicable statute of limitations for Tax matters has expired, Twin Hospitality shall (A) comply with all financial accounting and reporting rules, policies, and directives of FAT Brands, to the extent such rules, policies and directives have been previously communicated to Twin Hospitality, (B) fulfill all timing and reporting requirements applicable to FAT Brands’ Subsidiaries that are consolidated with FAT Brands for financial accounting purposes, and (C) comply with all applicable laws and any and all policies and directives identified by FAT Brands as critical to legal and regulatory compliance, and not adopt any policies or directives relating to legal or regulatory compliance that conflict with the policies and directives identified by FAT Brands as critical to legal and regulatory compliance; provided, however, that, nothing contained herein shall preclude modifications to Twin Hospitality’s legal and regulatory compliance policies or directives that are, in the opinion of counsel to Twin Hospitality, necessary or desirable to comply with then applicable law. Without limiting the foregoing, Twin Hospitality shall comply with all financial accounting and reporting rules and policies, and fulfill all timing and reporting requirements, under applicable federal securities laws and Nasdaq rules. Twin Hospitality shall not be deemed to be in breach of its obligations set forth in this Section 7.3(e) to the extent that Twin Hospitality is unable to comply with such obligations as a result of the actions or inactions of FAT Brands.

Section 7.4 Confidentiality.

(a) Non-Disclosure Agreement. Each of FAT Brands and Twin Hospitality agrees to be bound by and comply with the terms and provisions of that certain Non-Disclosure Agreement entered into between FAT Brands and Twin Hospitality in connection with the Spin-Off.

(b) Conflict With Third-Party Agreements. Nothing in Section 7.2 or Section 7.3 shall require Twin Hospitality to violate any agreement outstanding on the date hereof with any third party regarding the confidentiality of confidential and proprietary information relating to such third party or its business; provided, however, that, in the event that Twin Hospitality is required under Section 7.2 or Section 7.3 to disclose any such information, Twin Hospitality shall use its commercially reasonable efforts to seek to obtain such third party’s consent to the disclosure of such information.

Section 7.5 Privileged Matters.

(a) Each of FAT Brands and Twin Hospitality agrees that its respective rights and obligations to maintain, preserve, assert, or waive any or all privileges belonging to such Party or its Subsidiaries with respect to its business, including, but not limited to, attorney-client and work product privileges (collectively, “Privileges”), shall be governed by the provisions of this Section 7.5. The rights and obligations created by this Section 7.5 shall apply to all Information as to which FAT Brands or Twin Hospitality or their respective Subsidiaries, as the case may be, would be entitled to assert or has asserted a Privilege, without regard to the effect, if any, of the Spin-Off (“Privileged Information”).

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(b) With respect to Privileged Information of FAT Brands, FAT Brands shall have sole authority in perpetuity to determine whether to assert or waive any or all of its Privileges, and, without the prior written consent of FAT Brands, Twin Hospitality shall take no action (nor permit any of its Subsidiaries to take any action) that could result in any waiver of any Privilege that could be asserted by FAT Brands or any of its Subsidiaries under applicable law or this Agreement.

(c) With respect to Privileged Information of Twin Hospitality, Twin Hospitality shall have sole authority in perpetuity to determine whether to assert or waive any or all of its Privileges, and, without the prior written consent of Twin Hospitality, FAT Brands shall take no action (nor permit any of its Subsidiaries to take any action) that could result in any waiver of any Privilege that could be asserted by Twin Hospitality or any of its Subsidiaries under applicable law or this Agreement.

(d) Privileged Information of FAT Brands includes, but is not limited to, (i) all communications subject to a Privilege between counsel for FAT Brands (which is limited to outside counsel retained by FAT Brands and in-house counsel employed by FAT Brands at the time) and any person who, at the time of the communication, was an employee of FAT Brands, regardless of whether such employee was, is or becomes an employee of Twin Hospitality or any of its Subsidiaries, and (ii) all information regarding the Twin Hospitality Business subject to a Privilege that counsel for FAT Brands (which is limited to outside counsel retained by FAT Brands and in-house counsel employed by FAT Brands at the time) provided to Twin Hospitality or any of its Subsidiaries. Privileged Information of Twin Hospitality includes, but is not limited to, all communications subject to a Privilege between counsel for the Twin Hospitality Business (including in-house counsel for the Twin Hospitality Business at the time and outside counsel retained by Twin Hospitality) and any person who, at the time of the communication, was an employee of Twin Hospitality or any of its Subsidiaries. In the event that information could be construed as both Privileged Information of FAT Brands and Privileged Information of Twin Hospitality, FAT Brands shall retain the Privileged Information, the information shall be considered solely Privileged Information of FAT Brands, and Twin Hospitality shall not have any authority to access to such information or waive such Privilege.

(e) Upon receipt by FAT Brands or Twin Hospitality, as the case may be, of any subpoena, discovery, or other request from any third party that actually or arguably calls for the production or disclosure of Privileged Information of the other Party, or if FAT Brands or Twin Hospitality, as the case may be, obtains knowledge that any of its current or former employees has received any subpoena, discovery, or other request from any third party that actually or arguably calls for the production or disclosure of Privileged Information of the other Party, FAT Brands or Twin Hospitality, as the case may be, shall promptly notify the other Party of the existence of the request and shall provide the other Party a reasonable opportunity to review such Privileged Information and to assert any rights it may have under this Section 7.5 or otherwise to prevent the production or disclosure of Privileged Information. FAT Brands or Twin Hospitality, as the case may be, shall not produce or disclose to any third party any of the other Party’s Privileged Information under this Section 7.5, unless (i) the other Party has provided its express written consent to such production or disclosure, or (ii) a court of competent jurisdiction has entered a final order, not subject to interlocutory appeal or review, finding that such Information is not entitled to protection from disclosure under any applicable privilege, doctrine, or rule. In all instances, (A) FAT Brands bears the obligation to seek protection from such disclosure or production of FAT Brands’ Privileged Information, and (B) Twin Hospitality bears the obligation to seek protection from such disclosure or production of Twin Hospitality’s Privileged Information.

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(f) Each of (i) FAT Brands’ transfer of books and records and other Information pertaining to the Twin Hospitality Business, if any, to Twin Hospitality, (ii) FAT Brands’ agreement to permit Twin Hospitality to obtain or retain Information existing prior to the Distribution Date, (iii) Twin Hospitality’s transfer of books and records and other Information pertaining to FAT Brands, if any, to FAT Brands, and (iv) Twin Hospitality’s agreement to permit FAT Brands to obtain or retain Information existing prior to the Distribution Date, is made in reliance on FAT Brands’ and Twin Hospitality’s respective agreements, as set forth in Section 7.4 and this Section 7.5, to maintain the confidentiality of such Information and to take the steps provided in this Section 7.5 for the preservation of all Privileges that may belong to or be asserted by FAT Brands or Twin Hospitality, as the case may be. The fact that FAT Brands’ Privileged Information may be in the possession of Twin Hospitality after the Distribution Date, or that FAT Brands’ Privileged Information may be transferred from FAT Brands to Twin Hospitality as part of FAT Brands’ transfer of books and records pertaining to the Twin Hospitality Business and other Information to Twin Hospitality, shall not be asserted by FAT Brands or Twin Hospitality to constitute, or otherwise be deemed, a waiver of any Privilege that has been or may be asserted under this Section 7.5 or otherwise. FAT Brands’ Privileged Information remains FAT Brands’ property whether or not it remains in the physical possession of Twin Hospitality following the Spin-Off for any reason. The fact that Twin Hospitality’s Privileged Information may be in the possession of FAT Brands after the Distribution Date shall not be asserted by FAT Brands or Twin Hospitality to constitute, or otherwise be deemed, a waiver of any Privilege that has been or may be asserted under this Section 7.5 or otherwise. Twin Hospitality’s Privileged Information remains Twin Hospitality’s property whether or not it remains in the physical possession of FAT Brands following the Spin-Off for any reason. Furthermore, each of FAT Brands and Twin Hospitality agrees to promptly return or destroy any Privileged Information belonging to the other Party, including any copies or information derived thereof, upon receipt of a request by the other Party. The access to Information, witnesses and individuals being provided pursuant to Section 7.2 and Section 7.3, and the disclosure to Twin Hospitality and FAT Brands, as the case may be, of Privileged Information relating to the Twin Hospitality Business or the business of FAT Brands pursuant to this Agreement, shall not be asserted by FAT Brands or Twin Hospitality to constitute, or otherwise be deemed, a waiver of any Privilege that has been or may be asserted under this Section 7.5 or otherwise. Nothing in this Agreement shall operate to reduce, minimize, or condition the respective rights granted to FAT Brands and Twin Hospitality in, or the respective obligations imposed upon FAT Brands and Twin Hospitality by, this Section 7.5.

Section 7.6 Future Litigation and Other Proceedings.

(a) In the event that Twin Hospitality (or any of its Subsidiaries or any of its or their respective directors, managers, or officers), or FAT Brands (or any of its Subsidiaries or any of its or their respective directors, managers, or officers), at any time after the date hereof initiates or becomes subject to any litigation or other proceeding before any Governmental Authority or arbitration or mediation panel that involves issues relevant to (i) the past relationship between the Parties while Twin Hospitality was owned by FAT Brands, (ii) the Spin-Off, or (iii) post-Spin-Off activities or arrangements between the Parties with respect to which the Parties have no prior agreements (as to indemnification or otherwise), the Party (and its Subsidiaries and its and their respective directors, managers, or officers) that has not initiated and is not subject to such litigation or other proceedings shall comply, at the other Party’s expense, with any reasonable requests by the other Party for assistance in connection with such litigation or other proceedings (including by way of provision of information and making employees available as witnesses).

(b) In the event that both Twin Hospitality (or any of its Subsidiaries or any of its or their respective directors, managers, or officers) and FAT Brands (or any of its Subsidiaries or any of its or their respective directors, managers, or officers) at any time after the date hereof initiate or become subject to any litigation or other proceedings before any Governmental Authority or arbitration or mediation panel that involves issues relevant to (i) the past relationship between the Parties while Twin Hospitality was owned by FAT Brands, (ii) the Spin-Off, or (iii) post-Spin-Off activities or arrangements between the Parties with respect to which the Parties have no prior agreements (as to indemnification or otherwise), each Party (and its directors, managers, and officers) shall (A) at their own expense, cooperate on their strategies and actions with respect to such litigation or other proceedings to the extent such cooperation would not be detrimental to their respective interests, and (B) at the expense of the requesting Party, comply with any reasonable requests of the other Party for assistance in connection therewith (including by way of provision of information and making employees available as witnesses).

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Section 7.7 Payment of Expenses. Except as otherwise provided in this Agreement, the Transaction Agreements, or any other agreement between the Parties relating to the Spin-Off or the Section 355 Distribution, (a) all costs and expenses of the respective Parties which are capitalizable in accordance with U.S. generally accepted accounting principles (“GAAP”) and applicable SEC rules in connection with the Spin-Off (including costs associated with drafting this Agreement, the Transaction Agreements, and the documents relating to the incorporation and organization of Twin Hospitality) shall be for the account of Twin Hospitality; (b) all costs and expenses of the respective Parties in connection with the Section 355 Distribution shall be for the account of and paid by FAT Brands; and (c) all costs and expenses of the respective Parties incurred prior to or upon the consummation of the Spin-Off and which are not capitalizable in accordance with GAAP and applicable SEC rules, and all costs and expenses of the Parties in connection with any matter not relating to the Spin-Off or the Section 355 Distribution, shall be paid by and for the account of the Party which is the primary beneficiary of the relevant services (as reasonably agreed between the Parties), and any shared costs and expenses of the Parties will be apportioned between the Parties in such proportions as may be reasonably agreed between the Parties. With respect to costs and expenses for services incurred prior to or upon the consummation of the Spin-Off, if the Parties determine that the Party who is not the primary beneficiary of a service nevertheless initially paid for such service, the paying Party shall be reimbursed by the Party who is the primary beneficiary of such service. With respect to costs and expenses incurred following the consummation of the Spin-Off, each of the Parties will obtain the other Party’s approval in writing (email being acceptable) prior to incurring expenses which would be expected to be for the account of such other Party. Notwithstanding the foregoing, each of Twin Hospitality and FAT Brands shall be responsible for its own internal fees, costs, and expenses (e.g., salaries of personnel) incurred in connection with the Spin-Off and/or the Section 355 Distribution.

Section 7.8 Governmental Approvals. To the extent that any of the transactions contemplated by this Agreement requires any Governmental Approval, the Parties shall use their commercially reasonable efforts to obtain any such Governmental Approval.

Section 7.9 Non-Solicitation of Employees. For a period of two years following the Distribution Date, neither the FAT Brands Group nor the Twin Hospitality Group shall, directly or indirectly, solicit active employees of the other Party without the other Party’s prior written consent.

Section 7.10 Notifiable Transactions. Without prejudice to Article V, FAT Brands agrees to use commercially reasonable efforts to provide three months’ advance written notice to Twin Hospitality in the event that FAT Brands intends to pursue a transaction (a “Notifiable Transaction”) which is reasonably expected to cause FAT Brands Group’s Common Stock Ownership Percentage to fall below 50%, it being understood that FAT Brands may provide such notice at a preliminary stage when it is considering pursuing such a transaction, but no such transaction is imminent or probable at such time. Notwithstanding the foregoing, FAT Brands shall, in its sole and absolute discretion, determine whether to proceed with all or part of a Notifiable Transaction, the date of the consummation of such Notifiable Transaction, and all terms of such Notifiable Transaction, including, without limitation, any conditions to the consummation of such Notifiable Transaction, and the form, structure and terms of any transaction(s) and/or offering(s) to effect such Notifiable Transaction. Additionally, FAT Brands may, at any time and from time to time until the date of the consummation of such Notifiable Transaction, modify or change the terms of such Notifiable Transaction, including, without limitation, by accelerating or delaying the timing of the consummation of all or part of such Notifiable Transaction.

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Section 7.11 Mail and other Communications. After the Distribution Date, to the extent a Party receives any mail, packages or other communications addressed to, or relating to the business of, the other Party, the receiving Party shall promptly deliver such mail, packages or other communications (or, in case the same relate to both businesses, copies thereof) to the other Party as provided for in Section 10.6. The provisions of this Section 7.11 are not intended, and shall not be deemed, to constitute (a) an authorization by either FAT Brands or Twin Hospitality to permit the other Party to accept service of process on its behalf, and neither Party is or shall be deemed to be the agent of the other Party for any service of process purposes, or (b) a waiver of any Privilege with respect to Privileged Information contained in any such mail, packages or other communications.

Article VIII

REGISTRATION RIGHTS

Section 8.1 Demand Registration.

(a) The Holders shall have the right after the date that is 180 days after the Distribution Date to request (a “Demand Registration Request”) that Twin Hospitality register the offer and sale of such portion of such Holders’ Registrable Securities, as shall be specified in the Demand Registration Request, on a Registration Statement on Form S-1 or any similar long-form Registration Statement (a “Long-Form Registration”), or on a Registration Statement on Form S-3 or any similar short-form Registration Statement, which shall include a prospectus supplement to the base prospectus included in such Registration Statement on Form S-3 (a “Short-Form Registration”), at such time that Twin Hospitality qualifies to use such short form Registration Statement (any such requested Long-Form Registration or Short-Form Registration, a “Demand Registration”, and the Holder requesting such Demand Registration, the “Initiating Holder”), by filing with the SEC a Registration Statement covering such Registrable Securities (a “Demand Registration Statement”). A Demand Registration Request shall specify (i) the Initiating Holder(s), (ii) the aggregate number of Registrable Securities requested to be registered in such Demand Registration, and (iii) to the extent then known, the intended method of disposition in connection with such Demand Registration. Twin Hospitality shall (A) within 10 days of the receipt of a Demand Registration Request, provide written notice of such Demand Registration (the “Company Notice”) to all Holders other than the relevant Initiating Holder(s) (the “Eligible Holders”), (B) use its commercially reasonable efforts to file a Demand Registration Statement in respect of such Demand Registration within 60 days (in the case of a Short-Form Registration) or within 75 days (in the case of a Long-Form Registration) of receipt of such Demand Registration Request, and (C) use its commercially reasonable efforts to cause such Demand Registration Statement to become effective as soon as reasonably practicable thereafter. Twin Hospitality shall include in such Demand Registration Statement all Registrable Securities that have been requested to be included by (x) the Initiating Holder(s) pursuant to the Demand Registration Request, and (y) the Eligible Holders within 10 Business Days following Twin Hospitality’s delivery of the Company Notice.

(b) Prior to the time Twin Hospitality becomes eligible to conduct a Short-Form Registration, Twin Hospitality shall not be obligated to effect more than two Long-Form Registrations in any calendar year. From and after the time Twin Hospitality becomes eligible to conduct a Short-Form Registration, Twin Hospitality shall not be obligated to effect (i) any Long-Form Registrations, and (ii) more two Short-Form Registrations in any calendar year. For purposes of the immediately preceding two sentences, a Demand Registration shall be deemed to have occurred if the Demand Registration Statement relating thereto (A) has become effective under the Securities Act, (B) has remained effective for a period of at least 180 days, or such shorter period in which all Registrable Securities included in such Demand Registration Statement have been sold thereunder or withdrawn, or, if such Demand Registration Statement relates to an Underwritten Offering, such longer period as, in the opinion of counsel for the underwriter(s), a prospectus is required by law to be delivered in connection with sales of Registrable Securities by an underwriter or dealer (the applicable period, the “Demand Period”), and (C) includes at least 75% of the Registrable Securities that the Initial Holder(s) and the Eligible Holders requested to be included therein. No Demand Registration Request may be made by the Holders to the extent that a Shelf Registration Statement (as defined below) (x) has been effected pursuant to the provisions of Section 8.2 and remains effective as of the date of the Demand Registration Request, (y) registers the Registrable Securities subject to such Demand Registration Request, and (z) permits the intended method of disposition of such Registrable Securities as set forth in such Demand Registration Request.

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(c) If the Underwriters’ Representative of a proposed Underwritten Offering under this Section 8.1 has informed Twin Hospitality (or, in the case of a Demand Registration not being underwritten, the Twin Hospitality Board determines in its reasonable discretion) that, in its view, the number of Registrable Securities requested to be included in such Demand Registration exceeds the largest number of shares that can be sold without being likely to have an adverse effect on the price, timing or distribution of the shares offered in such offering (the “Maximum Offering Size”), then Twin Hospitality shall include in such Demand Registration: (i) first, all Registrable Securities requested to be included in such Demand Registration by the Initiating Holder(s), and (ii) thereafter, and only if all Registrable Securities referred to in clause (i) have been included, any Registrable Securities requested to be included in such Demand Registration by any Eligible Holders, with such priorities among them as Twin Hospitality shall determine.

(d) No Holder may participate in any Underwritten Offering under this Section 8.1 unless such Holder completes and executes all customary questionnaires, powers of attorney, custody agreements, underwriting agreements, and any other customary documents required under the customary terms of such underwriting arrangements. In connection with any Underwritten Offering under this Section 8.1, each participating Holder shall be a party to the underwriting agreement with the underwriters, and shall be required to (i) make certain customary representations and warranties with respect to their ownership of such Registrable Securities being included in such Underwritten Offering, and (ii) provide customary indemnification for the benefit of Twin Hospitality and the underwriters with respect to the information such participating Holder has provided for inclusion in such Demand Registration Statement; provided, however, that, such participating Holder shall not be required to make representations and warranties with respect to Twin Hospitality or its business and operations.

Section 8.2 Shelf Registration.

(a) Subject to Section 8.1, if Twin Hospitality receives a request by one or more Holders (a “Shelf Registration Request”) to file a registration statement on Form S-3 or a prospectus supplement to an existing shelf registration statement (as applicable, a “Shelf Registration Statement”) with respect to registration of the resale of Registrable Securities under Rule 415 under the Securities Act, and at such time Twin Hospitality is eligible to file a registration statement on Form S-3, Twin Hospitality shall (i) (A) within 60 days of such Shelf Registration Request, file with the SEC a Shelf Registration Statement relating to the resale of all Registrable Securities by the Holders in accordance with the methods of distribution elected by the Holders (as shall be set forth in such Shelf Registration Request), and (B) use its commercially reasonable efforts to cause such Shelf Registration Statement to be declared effective under the Securities Act as promptly as practicable thereafter, or (ii) if Twin Hospitality qualifies to do so, file an automatic Shelf Registration Statement in response to such Shelf Registration Request.

(b) Twin Hospitality shall use its commercially reasonable efforts to keep such Shelf Registration Statement continuously effective under the Securities Act (including, if necessary, by renewing or refiling a Shelf Registration Statement prior to expiration of the existing Shelf Registration Statement) in order to permit the prospectus forming a part thereof to be usable by the Holders until the earlier of (i) the date as of which all Registrable Securities have been sold pursuant to the Shelf Registration Statement or another Registration Statement filed under the Securities Act, and (ii) the date as of which each of the Holders is permitted to sell its Registrable Securities without registration pursuant to Rule 144 without volume limitations or other restrictions on transfer thereunder (such period of effectiveness, the “Shelf Period”).

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(c) For any offering of Registrable Securities pursuant to a Shelf Registration Statement for which the value of Registrable Securities proposed to be offered is at least $10,000,000, if a Holder so elects to conduct such offering in the form of an Underwritten Offering (such Underwritten Offering, an “Underwritten Shelf Takedown”), Twin Hospitality shall file a prospectus supplement to the base prospectus forming a part of such Shelf Registration Statement for such purpose. In connection with an election by a Holder to conduct an Underwritten Shelf Takedown pursuant to this Section 8.2(c), such Holder shall give written notice to Twin Hospitality specifying the number of Registrable Securities subject to, and the other material terms of, such Underwritten Shelf Takedown to the extent known. The Holders shall be entitled to effect two Underwritten Shelf Takedowns per calendar year, and each such Underwritten Shelf Takedown shall be deemed to be a Demand Registration for purposes of the limit on Short-Form Registrations described above in Section 8.1(b).

Section 8.3 Piggyback Registration.

(a) In the event that Twin Hospitality at any time after the Distribution Date proposes to (i) register the offer and sale of any of its equity securities or securities convertible into or exchangeable for its equity securities (collectively, “Other Securities”) under the Securities Act, either in connection with a primary offering for cash for the account of Twin Hospitality, a secondary offering, or a combined primary and secondary offering, or (ii) effect an Underwritten Offering of its own securities pursuant to an effective Shelf Registration Statement (other than an Underwritten Offering pursuant to Section 8.1 or Section 8.2), whether for its own account or for the account of others (each, a “Piggyback Eligible Registration”), Twin Hospitality shall give written notice (a “Piggyback Notice”) to all Holders at least 10 Business Days prior to the initial public filing of a registration statement or prospectus supplement, as applicable, with the SEC pertaining thereto, informing such Holders of (A) its intent to file such registration statement or prospectus supplement, as applicable, (B) the proposed date of filing of such registration statement or prospectus supplement, as applicable, (C) the Holders’ right to request the registration of Registrable Securities, (D) the proposed means of distribution, and (E) the proposed managing underwriter(s), if any and if known. The Holders shall have the right to make, within seven Business Days after the date such Piggyback Notice is given, a written request (a “Piggyback Request”) to register for resale such number of Registrable Securities specified in such Piggyback Request. Upon receipt of any timely Piggyback Requests, Twin Hospitality shall use its commercially reasonable efforts to effect the registration under the Securities Act of the resale of all Registrable Securities which has been so requested by the Holders to be registered to the extent required to permit the disposition (in accordance with the intended methods of distribution thereof or, in the case of a registration which is intended to effect a primary offering for cash for the account of Twin Hospitality, in accordance with Twin Hospitality’s intended method of distribution) of such Registrable Securities; provided, however, that, if at any time after giving a Piggyback Notice and prior to the Effective Date of the registration statement or the date of filing of the final prospectus supplement, as applicable, filed in connection with such Piggyback Eligible Registration, Twin Hospitality shall determine for any reason not to proceed with or to delay such Piggyback Eligible Registration, Twin Hospitality shall give written notice of such determination to each Holder, and, thereupon, (x) in the case of a determination not to proceed with such Piggyback Eligible Registration, Twin Hospitality shall be relieved of its obligation to register any Registrable Securities in connection with such Piggyback Eligible Registration (but not from Twin Hospitality’s obligations with respect to any subsequent Piggyback Eligible Registration), and (y) in the case of a determination to delay such Piggyback Eligible Registration, Twin Hospitality shall be permitted to delay such registration of any Registrable Securities for the same period as the delay in such Piggyback Eligible Registration. The Holders shall be entitled to make up to an aggregate of three Piggyback Requests; provided, however, that, if Twin Hospitality shall determine for any reason not to proceed with any Piggyback Eligible Registration in accordance with the immediately preceding sentence, such Piggyback Request made in connection with such abandoned Piggyback Eligible Registration shall not be deemed to count against the limit on the aggregate number of Piggyback Requests allowed.

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(b) If, in connection with a Piggyback Eligible Registration, the Underwriters’ Representative of such Underwritten Offering informs Twin Hospitality that in its opinion there is a Maximum Offering Size, Twin Hospitality shall include in such Piggyback Eligible Registration: (i) first, the number of shares Twin Hospitality proposes to offer with respect to such Piggyback Eligible Registration, and (ii) second, and only if all of the securities referred to in clause (i) have been included, all Registrable Securities requested by the Holders to be included in such Piggyback Eligible Registration pursuant to timely Piggyback Requests, with such priorities among them as Twin Hospitality shall determine. In the event that such Underwriters’ Representative advises that less than all of such requested Registrable Securities may be included in such Underwritten Offering, the Holders may (A) withdraw their respective Piggyback Requests, and (B) not less than 90 days following the Effective Date of the registration statement or the date of filing of the final prospectus supplement, as applicable, for such Piggyback Eligible Registration, request a registration of their Registrable Securities under Section 8.1 or Section 8.2 to the extent permitted thereunder.

(c) No Holder may participate in any Underwritten Offering under this Section 8.3 unless such Holder completes and executes all customary questionnaires, powers of attorney, custody agreements, underwriting agreements, and any other customary documents required under the customary terms of such underwriting arrangements. In connection with any Underwritten Offering under this Section 8.3, each participating Holder shall be a party to the underwriting agreement with the underwriters, and shall be required to (i) make certain customary representations and warranties with respect to their ownership of such Registrable Securities being included in such Underwritten Offering, and (ii) provide customary indemnification for the benefit of Twin Hospitality and the underwriters with respect to the information such participating Holder has provided for inclusion in such registration statement; provided, however, that, such participating Holder shall not be required to make representations and warranties with respect to Twin Hospitality or its business and operations.

(d) Twin Hospitality shall not be required to effect any registration of Registrable Securities under this Section 8.3 incidental to a (i) registration of any of its securities on a Registration Statement on Form S-4 or Form S-8 or any successor form to such forms, (ii) registration of Twin Hospitality Capital Stock solely relating to any benefit plan arrangement for the directors and employees of Twin Hospitality, or (iii) registration of any of its securities in connection with a direct or indirect acquisition by Twin Hospitality or one of its Subsidiaries of another Person, or a similar business combination transaction, however structured.

(e) The registration rights granted pursuant to this Section 8.3 shall be in addition to the registration rights granted pursuant to Section 8.1 and Section 8.2. No registration of resales of Registrable Securities effected under this Section 8.3 shall relieve Twin Hospitality of its obligation to effect registrations of resales of Registrable Securities pursuant to Section 8.1 or Section 8.2.

Section 8.4 Expenses. Except as provided herein, Twin Hospitality shall pay all Registration Expenses in connection with all registrations of resales of Registrable Securities. Notwithstanding the foregoing, each Holder and Twin Hospitality, severally, shall be responsible for its own legal, internal administrative, and/or similar costs and expenses, which shall not constitute Registration Expenses.

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Section 8.5 Blackout Period. Twin Hospitality shall be entitled to elect that a Registration Statement not be usable, or that the filing or effectiveness thereof be delayed beyond the time otherwise required, for a reasonable period of time not to exceed 90 days in succession or 120 days in the aggregate in any 12-month period (a “Blackout Period”), if (a) the Twin Hospitality Board reasonably determines in good faith that it is required to disclose in such Registration Statement a financing, acquisition, corporate reorganization or other similar transaction, or other material event or circumstance affecting Twin Hospitality or its securities, and that the disclosure of such information at such time would be detrimental to Twin Hospitality or its stockholders, (b) Twin Hospitality promptly gives the Holders written notice of such determination, and (c) Twin Hospitality promptly gives to the Holders written notice of the conclusion of such Blackout Period. For the avoidance of doubt, an election by Twin Hospitality that a Registration Statement for the registration and distribution of Registrable Securities shall not be usable, or shall be delayed, during a Blackout Period shall not act to reduce the period during which such Registration Statement is required to remain effective pursuant to the terms of this Article VIII.

Section 8.6 Obligations of Twin Hospitality. In connection with any registration pursuant to Section 8.1, Section 8.2 or Section 8.3, subject to the provisions of such Sections:

(a) Prior to filing a Registration Statement covering Registrable Securities, any amendment or supplement thereto, or any prospectus supplement related thereto, Twin Hospitality shall furnish to each Holder of the Registrable Securities covered by such Registration Statement and each underwriter, if any, copies of such Registration Statement as proposed to be filed, and thereafter Twin Hospitality shall furnish to each Holder and each underwriter, if any, copies of such Registration Statement, amendment and supplement thereto, or prospectus supplement related thereto. A Holder shall have the right to request that Twin Hospitality modify any information pertaining to such Holder contained in such Registration Statement, amendment and supplement thereto, or prospectus supplement related thereto, and Twin Hospitality shall use its commercially reasonable efforts to comply with such request; provided, however, that, Twin Hospitality shall not have any obligation to modify any information if Twin Hospitality reasonably expects that doing so would cause the prospectus to contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

(b) In connection with any filing of any Registration Statement, any amendment or supplement thereto, or any prospectus supplement related thereto, Twin Hospitality shall cause such document to comply in all material respects with the requirements of the Securities Act and the rules and regulations of the SEC promulgated thereunder.

(c) Twin Hospitality may require each Holder to promptly furnish in writing to Twin Hospitality such information regarding the distribution of the Registrable Securities as Twin Hospitality may from time to time reasonably request, and such other information as may be legally required or Twin Hospitality may deem reasonably advisable in connection with such registration, and may exclude a Holder from such registration on the basis of its failure to provide such information; provided, that, prior to excluding any such Holder on the basis of its failure to provide such information, Twin Hospitality must furnish in writing a reminder to such Holder requesting such information at least five days prior to filing the applicable Registration Statement.

(d) After the filing of a Registration Statement, Twin Hospitality shall (i) comply with the provisions of the Securities Act in connection with the disposition of all Registrable Securities covered by such Registration Statement during the applicable period, in accordance with the intended methods of disposition by the Holders as set forth in such Registration Statement or related prospectus supplement; (ii) cause the related prospectus to be supplemented by any required prospectus supplement and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act; (iii) immediately notify each Holder holding Registrable Securities covered by such Registration Statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter supplemented or amended and delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and promptly prepare and make available to each such Holder, and file with the SEC, any such supplement or amendment to such prospectus, subject to the suspension rights set forth in Section 8.5; and (iv) promptly notify each Holder holding Registrable Securities covered by such Registration Statement of any stop order issued or threatened by the SEC or any state securities commission, and use its commercially reasonable efforts to prevent the entry of any such stop order or to remove any such stop order if entered.

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(e) Twin Hospitality shall use its commercially reasonable efforts to list all Registrable Securities covered by such Registration Statement on the principal securities exchange on which the Class A Common Stock is then listed for trading.

(f) (i) The requesting Holder(s) shall have the right to select an underwriter(s), reasonably acceptable to Twin Hospitality, in connection with any Underwritten Offering resulting from the exercise of a Demand Registration or Underwritten Shelf Takedown, and (ii) Twin Hospitality shall have the right to select the underwriter(s) in connection with any other underwritten Public Offering.

(g) Upon execution of confidentiality agreements in form and substance reasonably satisfactory to Twin Hospitality, Twin Hospitality shall (i) make available for inspection by any Holder or underwriter(s) participating in any disposition pursuant to a Registration Statement being filed by Twin Hospitality pursuant to this Article VIII, and any attorney, accountant or other professional retained by any such Holder or underwriter(s) (collectively, the “Inspectors”), all financial and other records, and pertinent corporate documents, of Twin Hospitality (collectively, the “Records”) as shall be reasonably necessary or desirable to enable such Holder or underwriter(s) to conduct their respective due diligence, and (ii) cause Twin Hospitality’s directors, officers, and employees to supply all information reasonably requested by any Inspectors in connection with such Registration Statement (including by participation in a reasonable number of due diligence calls). Each Inspector shall agree under their respective confidentiality agreement that information obtained by it as a result of such inspections shall be deemed confidential, and shall not be used by it or its Affiliates as the basis for any market transactions in the Twin Hospitality Capital Stock unless and until such information is made generally available to the public.

(h) To the extent reasonably requested in connection with an Underwritten Offering, Twin Hospitality shall (i) furnish to the managing underwriter(s) thereto, a signed counterpart, addressed to such managing underwriter(s), of (A) an opinion from Twin Hospitality’s counsel, and (B) a comfort letter from Twin Hospitality’s independent registered public accounting firm, each in customary form and covering such customary matters as such managing underwriter(s) may reasonably request, (ii) have appropriate officers of Twin Hospitality (A) make presentations at any “road shows” or other investor presentations and before analysts and rating agencies, as the case may be, and (iii) otherwise use its commercially reasonable efforts to cooperate as reasonably requested by the Holders or the managing underwriter(s) in any such Underwritten Offering.

(i) Notwithstanding anything to the contrary in this Article VIII, Twin Hospitality shall not have any obligation to participate in any due diligence, execute any agreements or certificates, or cause to be delivered any legal opinions or comfort letters in connection with any resales of Registrable Securities, other than in connection with an Underwritten Offering.

(j) Each Holder agrees that, upon receipt of any notice from Twin Hospitality of the happening of any event of the kind described in Section 8.6(d)(iii), such Holder shall forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Holder’s receipt of the supplemented or amended prospectus contemplated by Section 8.6(d)(iii), and, if so directed by Twin Hospitality, such Holder shall deliver to Twin Hospitality or destroy all copies, then in such Holder’s possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice.

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(k) Each Holder agrees that, in connection with any offering pursuant to this Article VIII, such Holder shall not (i) prepare, use, or refer to any “free writing prospectus” (as defined in Rule 405 under the Securities Act) without the prior written authorization of Twin Hospitality, or (ii) distribute any written materials in connection with the offer or sale of Registrable Securities pursuant to any Registration Statement other than the prospectus, any prospectus supplement, and any such free writing prospectus so authorized by Twin Hospitality.

Section 8.7 Indemnification and Contribution.

(a) In the case of offers and resales of Registrable Securities made pursuant to this Article VIII, Twin Hospitality agrees to indemnify and hold harmless, to the extent permitted by law, each Holder participating in such registration (each, a “Selling Holder”), each underwriter participating in such offering of Registrable Securities, each Person, if any, who controls any of the foregoing Persons within the meaning of the Securities Act, and the directors, officers, employees, Affiliates, and agents of each of the foregoing against any and all losses, Liabilities, costs (including reasonable attorney’s fees and disbursements), claims and damages, joint or several, to which they or any of them may become subject, under the Securities Act or otherwise, including any amount paid in settlement of any litigation commenced or threatened, insofar as such losses, Liabilities, costs, claims and damages (or actions or proceedings in respect thereof, whether or not such indemnified Person is a party thereto) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, any related prospectus, or any related “issuer free writing prospectus” (as defined in Rule 433 under the Securities Act), relating to the Registrable Securities (in each case as amended or supplemented if Twin Hospitality shall have furnished any amendments or supplements thereto), or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that, Twin Hospitality shall not be liable to any Person in any such case to the extent that any such loss, Liability, cost, claim or damage arises out of or relates to any untrue statement or alleged untrue statement, or any omission or alleged omission, made in reliance upon and in conformity with information furnished to Twin Hospitality by or on behalf of such Selling Holder expressly for use therein, or by such Selling Holder’s failure to deliver a copy of the prospectus, any issuer free writing prospectus, or any amendments or supplements thereto after Twin Hospitality has furnished such Selling Holder with the same.

(b) In the case of offers and resales of Registrable Securities made pursuant to this Article VIII, each Selling Holder, by exercising its registration rights hereunder, agrees to indemnify and hold harmless Twin Hospitality, each underwriter participating in such offering of Registrable Securities, each Person, if any, who controls any of the foregoing Persons within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and the respective directors, officers, employees, Affiliates, and agents of each of the foregoing against any and all losses, Liabilities, costs (including reasonable attorney’s fees and disbursements), claims and damages, joint or several, to which they or any of them may become subject, under the Securities Act or otherwise, including any amount paid in settlement of any litigation commenced or threatened, insofar as such losses, Liabilities, costs, claims and damages (or actions or proceedings in respect thereof, whether or not such indemnified Person is a party thereto) arise out of or are based upon any information furnished in writing by such Selling Holder or on such Selling Holder’s behalf expressly for use in any Registration Statement, any related prospectus, or any related “issuer free writing prospectus” (as defined in Rule 433 under the Securities Act), relating to the Registrable Securities.

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(c) As a condition to including Registrable Securities in a Registration Statement filed pursuant to this Article VIII in connection with an Underwritten Offering, Twin Hospitality may require that it shall have received an undertaking reasonably satisfactory to it from the managing underwriter(s) to indemnify and hold Twin Hospitality harmless to the extent customarily provided by underwriters in connection with underwritten public offerings.

(d) Each party indemnified under Section 8.7(a) or Section 8.7(b) shall, promptly after receipt of notice of a claim or action against such indemnified party in respect of which indemnity may be sought hereunder, promptly notify the indemnifying party in writing of the claim or action; provided, however, that, the failure to so notify the indemnifying party shall not relieve it from any Liability that it may have to an indemnified party on account of the indemnity contained in Section 8.7(a) or Section 8.7(b), except to the extent that the indemnifying party was actually prejudiced by such failure to so notify, and in no event shall such failure to so notify relieve the indemnifying party from any other Liability that it may have to such indemnified party. If any such claim or action shall be brought against an indemnified party, and it shall have notified the indemnifying party thereof, unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified party and the indemnifying party exists in respect of such claim, the indemnifying party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8.7 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof, other than reasonable costs of investigation. Any indemnifying party against whom indemnity may be sought under this Section 8.7 shall not be required to indemnify, or otherwise be liable to, an indemnified party if such indemnified party settles such claim or action without the consent of the indemnifying party (such consent not to be unreasonably withheld). In any claim or action hereunder as to which the indemnifying party has assumed the defense thereof with counsel satisfactory to the indemnified party, the indemnified party shall continue to be entitled to participate in the defense thereof, with counsel of its own choice, but the indemnifying party shall not be obligated hereunder to reimburse the indemnified party for the costs thereof.

(e) Notwithstanding any other provision of this Section 8.7, the obligation to indemnify shall be several, and not joint, among the Selling Holders who furnished or failed to furnish the applicable information in a Registration Statement (or in any preliminary prospectus, prospectus, prospectus supplement, or issuer free writing prospectus related thereto) relating to the offering and sale of Registrable Securities that resulted in any losses, Liabilities, costs, claims, or damages. The Liability of each such Selling Holder shall be limited to such Selling Holder’s proportionate amount of the aggregate gross proceeds received by all such Selling Holders from the sale of such Registrable Securities, and shall not in any event exceed the gross proceeds received by such Selling Holder from such sale of its Registrable Securities.

(f) The respective obligations of each Party under this Section 8.7 shall be in addition to any Liability which such Party may otherwise have to any other Person.

Section 8.8 Rule 144 and Form S-3.

(a) Twin Hospitality shall use its commercially reasonable efforts to ensure that the conditions to the availability of Rule 144 set forth in paragraph (c) thereof shall be satisfied. Upon the request of any Holder, Twin Hospitality shall deliver to such Holder a written statement as to whether it has complied with such requirements.

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(b) Twin Hospitality agrees to use its commercially reasonable efforts to cause all conditions relating to the availability to use Form S-3 (or any successor form) under the Securities Act for the filing of Registration Statements under this Article VIII to be met as soon as reasonably practicable after the Distribution Date; provided, however, that, Twin Hospitality shall not be required to issue any additional shares of Class A Common Stock solely for the purpose of meeting the minimum eligibility requirements under Form S-3.

Section 8.9 Holdback Agreement.

(a) If so requested by the Underwriters’ Representative in connection with an underwritten Public Offering, whether or not Registrable Securities are included therein, each Holder shall agree not to effect any sales or distributions of Twin Hospitality Capital Stock, including any sale under Rule 144, without the prior written consent of such Underwriters’ Representative (otherwise than through the underwritten Public Offering then being conducted and subject to customary exceptions), within the 90-day period (or such lesser period as such Underwriters’ Representative may permit) after the Effective Date of such registration statement (or the pricing date in the case of a “take-down” off of an already effective Shelf Registration Statement), subject to customary exclusions agreed to by such Underwriters’ Representative; provided, that, Twin Hospitality shall cause all directors and executive officers of Twin Hospitality, and all other Persons with registration rights with respect to the securities of Twin Hospitality (whether or not pursuant to this Agreement) to enter into substantially identical agreements for at least the same period of time (without regard to this proviso), subject to exceptions for gifts, pledges, sales pursuant to pre-existing 10b5-1 plans, and other customary exclusions agreed to by such Underwriters’ Representative. The Holders shall not be subject to the restrictions set forth in this Section 8.9(a) for longer than an aggregate of 120 days during any 12-month period.

(b) If so requested by the Underwriters’ Representative in connection with an Underwritten Offering, Twin Hospitality shall agree not to effect any sales or distributions of Twin Hospitality Capital Stock, without the prior written consent of such Underwriters’ Representative (other than through the Underwritten Offering then being conducted or in connection with any acquisition or business combination transaction, and other than in connection with any benefit plans or compensation), within the seven-day period prior to and the 60-day period (or such lesser period as such Underwriters’ Representative may permit) after the commencement of such Underwritten Offering, and shall use its commercially reasonable efforts to obtain and enforce similar agreements from any other Persons if requested by the Underwriters’ Representative; provided, that, Twin Hospitality or such Persons shall not be subject to the restrictions set forth in this Section 8.9(b) for longer than an aggregate of 90 days during any 12-month period.

Section 8.10 Term. This Article VIII shall remain in effect until all Registrable Securities held by the Holders have been transferred by them to other Persons, or are no longer outstanding.

Article IX

MUTUAL RELEASES; INDEMNIFICATION

Section 9.1 Release of Pre-Distribution Date Claims.

(a) Twin Hospitality Release. Except as provided in Section 9.1(c), as of the Distribution Date, Twin Hospitality does hereby, for itself and as agent for each member of the Twin Hospitality Group, remise, release and forever discharge the FAT Brands Indemnitees from any and all Liabilities whatsoever, whether at law or in equity (including any right of contribution), whether arising under any Contract, by operation of law or otherwise, existing or arising from any past acts or events occurring or failing to occur or alleged to have occurred or to have failed to occur, or any conditions existing or alleged to have existed on or before the Distribution Date, including in connection with the transactions and all other activities to implement the Spin-Off.

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(b) FAT Brands Release. Except as provided in Section 9.1(c), as of the Distribution Date, FAT Brands does hereby, for itself and as agent for each member of the FAT Brands Group, remise, release and forever discharge the Twin Hospitality Indemnitees from any and all Liabilities whatsoever, whether at law or in equity (including any right of contribution), whether arising under any Contract, by operation of law or otherwise, existing or arising from any past acts or events occurring or failing to occur or alleged to have occurred or to have failed to occur, or any conditions existing or alleged to have existed on or before the Distribution Date, including in connection with the transactions and all other activities to implement the Spin-Off.

(c) No Impairment. Nothing contained in Section 9.1(a) or Section 9.1(b) shall limit or otherwise affect any Party’s rights or obligations pursuant to, or contemplated by, this Agreement or any Transaction Agreement, in each case in accordance with its terms, including, without limitation, any obligations relating to indemnification, including indemnification pursuant to Section 9.2 and Section 9.3, and any Insurance Proceeds under any of FAT Brands’ Insurance Policies relating to the Twin Hospitality Business which Twin Hospitality is entitled to be paid.

(d) No Actions as to Released Pre-Distribution Date Claims.

(i) Twin Hospitality agrees, for itself and as agent for each member of the Twin Hospitality Group, not to make any claim or demand, or commence any Action asserting any claim or demand, including any claim of contribution or any indemnification, against FAT Brands or any member of the FAT Brands Group, or any other Person released pursuant to Section 9.1(a), with respect to any Liabilities released pursuant to Section 9.1(a).

(ii) FAT Brands agrees, for itself and as agent for each member of the FAT Brands Group, not to make any claim or demand, or commence any Action asserting any claim or demand, including any claim of contribution or any indemnification, against Twin Hospitality or any member of the Twin Hospitality Group, or any other Person released pursuant to Section 9.1(b), with respect to any Liabilities released pursuant to Section 9.1(b).

(e) Further Instruments. Each Party shall, at the request of the other Party at any time, cause each member of its respective FAT Brands Group or Twin Hospitality Group, as applicable, to execute and deliver releases reflecting the provisions of this Section 9.1.

Section 9.2 Indemnification by Twin Hospitality.

(a) Except as otherwise provided in this Agreement, Twin Hospitality shall, for itself and as agent for each member of the Twin Hospitality Group, indemnify, defend (or, where applicable, pay the defense costs for), and hold harmless the FAT Brands Indemnitees from and against, and shall reimburse such FAT Brands Indemnitees with respect to, any and all Losses that any third party seeks to impose upon the FAT Brands Indemnitees, or which are imposed upon the FAT Brands Indemnitees, and that relate to, arise or result from, whether prior to or following the Distribution Date, any of the following items (without duplication):

(i) any Twin Hospitality Liability;

(ii) any breach by Twin Hospitality or any member of the Twin Hospitality Group of this Agreement or any of the Transaction Agreements; and

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(iii) any Liabilities relating to, arising out of, or resulting from any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, with respect to the information (A) contained in the Form 10 or the Information Statement (other than information provided by FAT Brands to Twin Hospitality specifically for inclusion in the Form 10 or the Information Statement), (B) contained in any public filings made by Twin Hospitality with the SEC following the Distribution Date, and (C) provided by Twin Hospitality to FAT Brands specifically for inclusion in FAT Brands’ annual or quarterly reports following the Distribution Date to the extent (1) such information pertains to (x) Twin Hospitality and the Twin Hospitality Group, or (y) the Twin Hospitality Business, or (2) FAT Brands has provided prior written notice to Twin Hospitality that such information will be included in one or more annual or quarterly reports, specifying how such information will be presented, and the information is included in such annual or quarterly reports; provided, however, that, this sub-clause (C) shall not apply to the extent that any such Liability arises out of or results from, or in connection with, any action or inaction of any member of the FAT Brands Group, including as a result of any misstatement or omission of relevant material information by any member of the FAT Brands Group to Twin Hospitality.

(b) In the event that any member of the Twin Hospitality Group makes a payment to the FAT Brands Indemnitees hereunder, and any of the FAT Brands Indemnitees subsequently diminishes the Liability on account of which such payment was made, either directly or through a third-party recovery (other than a recovery indirectly from FAT Brands), FAT Brands shall promptly repay (or shall procure such FAT Brands Indemnitee to promptly repay) such member of the Twin Hospitality Group the amount by which the payment made by such member of the Twin Hospitality Group exceeds the actual cost of the associated indemnified Liability following such diminution.

(c) Twin Hospitality hereby agrees to execute, for the benefit of any FAT Brands Indemnitee, such documents as may be reasonably requested by such FAT Brands Indemnitee, evidencing Twin Hospitality’s agreement that the indemnification obligations of Twin Hospitality set forth in this Agreement inure to the benefit of, and are enforceable by, such FAT Brands Indemnitee.

Section 9.3 Indemnification by FAT Brands.

(a) Except as otherwise provided in this Agreement, FAT Brands shall, for itself and as agent for each member of the FAT Brands Group, indemnify, defend (or, where applicable, pay the defense costs for), and hold harmless the Twin Hospitality Indemnitees from and against, and shall reimburse such Twin Hospitality Indemnitee with respect to, any and all Losses that any third party seeks to impose upon the Twin Hospitality Indemnitees, or which are imposed upon the Twin Hospitality Indemnitees, and that relate to, arise or result from, whether prior to or following the Distribution Date, with any of the following items (without duplication):

(i) any Liability of the FAT Brands Group (excluding the Twin Hospitality Liabilities);

(ii) any Liability arising out of the operation or conduct of the FAT Brands Business (excluding the Twin Hospitality Liabilities);

(iii) any breach by FAT Brands or any member of the FAT Brands Group of this Agreement or any of the Transaction Agreements; and

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(iv) any Liabilities relating to, arising out of, or resulting from any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, with respect to the information (A) contained in the Form 10 or the Information Statement, to the extent such information was provided by FAT Brands specifically for inclusion therein and such information pertains to (1) FAT Brands and the FAT Brands Group, or (2) the FAT Brands Business, and (B) provided by FAT Brands to Twin Hospitality specifically for inclusion in Twin Hospitality’s annual or quarterly reports following the Distribution Date to the extent (1) such information pertains to (x) FAT Brands and the FAT Brands Group, or (y) the FAT Brands Business, or (2) Twin Hospitality has provided prior written notice to FAT Brands that such information will be included in one or more annual or quarterly reports, specifying how such information will be presented, and the information is included in such annual or quarterly reports; provided, however, that, this sub-clause (B) shall not apply to the extent that any such Liability arises out of or results from, or in connection with, any action or inaction of any member of the Twin Hospitality Group, including as a result of any misstatement or omission of relevant material information by any member of the Twin Hospitality Group to FAT Brands.

(b) In the event that any member of the FAT Brands Group makes a payment to the Twin Hospitality Indemnitees hereunder, and any of the Twin Hospitality Indemnitees subsequently diminishes the Liability on account of which such payment was made, either directly or through a third-party recovery (other than a recovery indirectly from Twin Hospitality), Twin Hospitality shall promptly repay (or shall procure such Twin Hospitality Indemnitee to promptly repay) such member of the FAT Brands Group the amount by which the payment made by such member of the FAT Brands Group exceeds the actual cost of the indemnified Liability following such diminution.

(c) FAT Brands hereby agrees to execute, for the benefit of any Twin Hospitality Indemnitee, such documents as may be reasonably requested by such Twin Hospitality Indemnitee, evidencing FAT Brands’ agreement that the indemnification obligations of FAT Brands set forth in this Agreement inure to the benefit of, and are enforceable by, such Twin Hospitality Indemnitee.

Section 9.4 Ancillary Agreement Liabilities. Notwithstanding any other provision in this Agreement to the contrary, any Liability specifically assumed by, or allocated to, a Party in any of the Transaction Agreements shall be governed exclusively by the terms of such Transaction Agreement.

Section 9.5 Reductions for Insurance Proceeds. The amount that any Indemnifying Party is or may be required to provide indemnification to or on behalf of any Indemnitee pursuant to Section 9.2 or Section 9.3, as applicable, shall be reduced (retroactively or prospectively) by any Insurance Proceeds or other amounts actually recovered from third parties by or on behalf of such Indemnitee in respect of the related indemnifiable Loss. The existence of a claim by an Indemnitee for monies from a third-party insurer or against a third party in respect of any indemnifiable Loss shall not, however, delay any payment pursuant to the indemnification provisions contained herein and otherwise determined to be due and owing by an Indemnifying Party. Rather, the Indemnifying Party shall make payment in full of the amount determined to be due and owing by it against an assignment by the Indemnitee to the Indemnifying Party of the entire claim of the Indemnitee for Insurance Proceeds or against such third party. Notwithstanding any other provisions of this Agreement, it is the intention of the Parties that no third-party insurer or any other third party shall be (a) entitled to a benefit it would not be entitled to receive in the absence of the foregoing indemnification provisions, or (b) relieved of the responsibility to pay any claims for which it is obligated. If an Indemnitee has received the payment required by this Agreement from an Indemnifying Party in respect of any indemnifiable Loss and later receives Insurance Proceeds or other amounts in respect of such indemnifiable Loss, then such Indemnitee shall hold such Insurance Proceeds or other amounts in trust for the benefit of the Indemnifying Party (or Indemnifying Parties) and shall pay to the Indemnifying Party, as promptly as practicable after receipt, a sum equal to the amount of such Insurance Proceeds or other amounts received, up to the aggregate amount of any payments received from the Indemnifying Party pursuant to this Agreement in respect of such indemnifiable Loss (or, if there is more than one Indemnifying Party, the Indemnitee shall pay to each Indemnifying Party its proportionate share (based on payments received from such Indemnifying Parties) of such Insurance Proceeds).

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Section 9.6 Procedures for Defense, Settlement, and Indemnification of the Third-Party Claims.

(a) Notice of Claims. If an Indemnitee shall receive notice or otherwise learn of the assertion by a Person (including any Governmental Authority) who is not a member of the FAT Brands Group or the Twin Hospitality Group of any claim or of the commencement by any such Person of any Action (a “Third-Party Claim”) with respect to which an Indemnifying Party may be obligated to provide indemnification under this Agreement, FAT Brands and Twin Hospitality, as applicable, shall ensure that such Indemnitee provide the applicable Indemnifying Party written notice thereof within 15 days after becoming aware of such Third-Party Claim. Any such notice shall describe the Third-Party Claim in reasonable detail. Notwithstanding the foregoing, the delay or failure of any Indemnitee or other Person to provide notice of such Third-Party Claim in accordance with this Section 9.6(a) shall not relieve the applicable Indemnifying Party of its obligations under this Article IX, except to the extent that such Indemnifying Party is actually prejudiced by such delay or failure to provide such notice.

(b) Defense by Indemnifying Party. An Indemnifying Party shall be entitled to participate in the defense of any Third-Party Claim and, to the extent that it wishes, at its cost, risk and expense, to assume the defense thereof, with counsel reasonably satisfactory to the Indemnitee. After timely notice from the Indemnifying Party to such Indemnitee of such election to so assume the defense of such Third-Party Claim, the Indemnifying Party shall not be liable to the Indemnitee for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnitee in connection with the defense of such Third-Party Claim. Such Indemnitee agrees to cooperate in all reasonable respects with the Indemnifying Party and its counsel in the defense of such Third-Party Claim. The Indemnifying Party shall be entitled to compromise or settle such Third-Party Claim as to which it is providing indemnification, which compromise or settlement shall be made only with the written consent of such Indemnitee, such consent not to be unreasonably withheld.

(c) Defense by Indemnitee. If an Indemnifying Party fails to assume the defense of a Third-Party Claim within 30 days after receipt of notice of such claim, the Indemnitee shall, upon delivering notice to such effect to such Indemnifying Party, have the right to undertake the defense, compromise or settlement of such Third-Party Claim on behalf of and for the account of such Indemnifying Party subject to the limitations as set forth in this Section 9.6; provided, however, that, such Third-Party Claim shall not be compromised or settled without the written consent of such Indemnifying Party, which consent shall not be unreasonably withheld. If the Indemnitee assumes the defense of any Third-Party Claim, it shall keep such Indemnifying Party reasonably informed of the progress of any such defense, compromise, or settlement. Such Indemnifying Party shall reimburse all such costs and expenses of the Indemnitee in the event it is ultimately determined that such Indemnifying Party is obligated to indemnify the Indemnitee with respect to such Third-Party Claim. In no event shall an Indemnifying Party be liable for any settlement effected without its consent, which consent shall not be unreasonably withheld.

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Section 9.7 Additional Matters.

(a) Cooperation in Defense and Settlement. With respect to any Third-Party Claim that implicates both Twin Hospitality and FAT Brands in a material fashion due to the allocation of (i) Liabilities, (ii) responsibilities for management of defense, and/or (iii) related indemnities set forth in this Agreement or any of the Transaction Agreements, the Parties agree to cooperate fully and maintain a joint defense (in a manner that will preserve the attorney-client privilege, joint defense, or other privilege with respect thereto) so as to minimize such Liabilities and defense costs associated therewith. If, by agreement, the Parties allow one Party to have the primary role of managing the defense of such Third-Party Claim, the managing Party shall, upon the reasonable request of the non-managing Party, consult with the non-managing Party with respect to significant matters relating thereto, and the non-managing Party may, if necessary or helpful, engage associate counsel to assist in the defense of such Third-Party Claim.

(b) Pre-Distribution Date Actions. Except with respect to matters pertaining solely to, or solely in connection with, the Twin Hospitality Business, FAT Brands may, in its sole discretion, have exclusive authority and control over the investigation, prosecution, defense, and appeal of all Actions pending at the Distribution Date relating to or arising in connection with, in any manner, the Twin Hospitality assets or the Twin Hospitality Liabilities if FAT Brands or a member of the FAT Brands Group is named as a party thereto; provided, however, that, FAT Brands must obtain the written consent of Twin Hospitality, such consent not to be unreasonably withheld, to settle or compromise or consent to the entry of judgment with respect to such Action. After any such compromise, settlement, consent to entry of judgment, or entry of judgment, FAT Brands shall reasonably and fairly allocate to Twin Hospitality, and Twin Hospitality shall be responsible for, Twin Hospitality’s proportionate share of any such compromise, settlement, consent, or judgment attributable to the Twin Hospitality Business, the Twin Hospitality assets, or the Twin Hospitality Liabilities (as the case may be), including its proportionate share of the costs and expenses associated with defending the same.

(c) Substitution. In the event of an Action in which the Indemnifying Party is not a named defendant, if either the Indemnitee or the Indemnifying Party shall so request, the Parties shall endeavor to substitute the Indemnifying Party for the named defendant. If such substitution or addition cannot be achieved for any reason, or is not requested, the rights and obligations of the Parties regarding indemnification and the management of the defense of claims as set forth in this Article IX shall not be altered.

(d) Subrogation. In the event of a payment by or on behalf of any Indemnifying Party to or on behalf of any Indemnitee in connection with any Third-Party Claim, such Indemnifying Party shall be subrogated to and shall stand in the place of such Indemnitee, in whole or in part based upon whether such Indemnifying Party has paid all or only part of such Indemnitee’s Liability, as to any events or circumstances in respect of which such Indemnitee may have any right, defense or claim relating to such Third-Party Claim against any claimant or plaintiff asserting such Third-Party Claim or against any other Person. Such Indemnitee shall cooperate with such Indemnifying Party in a reasonable manner, and at the cost and expense of such Indemnifying Party, in prosecuting any subrogated right, defense or claim.

Section 9.8 Survival of Indemnities. The respective rights and obligations of the members of the FAT Brands Group and the members of the Twin Hospitality Group under this Article IX shall survive (a) the sale or other transfer by any Party of any assets or businesses, (b) the assignment by such Party of any Liabilities, or (c) the sale by any member of the FAT Brands Group or any member of the Twin Hospitality Group of any respective Subsidiary’s equity interests to any Person.

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Article X

MISCELLANEOUS

Section 10.1 Limitation of Liability. IN NO EVENT SHALL ANY MEMBER OF THE FAT BRANDS GROUP OR ANY MEMBER OF THE TWIN HOSPITALITY GROUP BE LIABLE TO ANY OTHER MEMBER OF THE FAT BRANDS GROUP OR ANY OTHER MEMBER OF THE TWIN HOSPITALITY GROUP FOR ANY INDIRECT, INCIDENTAL, SPECIAL, CONSEQUENTIAL, OR PUNITIVE DAMAGES OR LOST PROFITS, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY (INCLUDING NEGLIGENCE), ARISING IN ANY WAY OUT OF THIS AGREEMENT, WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES; PROVIDED, HOWEVER, THAT, THE FOREGOING LIMITATIONS SHALL NOT LIMIT EACH PARTY’S INDEMNIFICATION OBLIGATIONS FOR LIABILITIES AS SET FORTH IN THIS AGREEMENT OR IN ANY TRANSACTION AGREEMENT.

Section 10.2 Entire Agreement. This Agreement, the Transaction Agreements, and the Schedules referenced or attached hereto and thereto, constitute the entire agreement between the Parties with respect to the subject matter hereof and thereof, and shall supersede all prior written and oral, and all contemporaneous oral, agreements and understandings with respect to the subject matter hereof and thereof.

Section 10.3 Governing Law and Jurisdiction. This Agreement, including the validity hereof and the rights and obligations of the Parties hereunder, shall be construed in accordance with, and shall be governed by, the laws of the State of Delaware applicable to Contracts made and to be performed entirely in the State of Delaware (without giving effect to the conflicts of law provisions thereof).

Section 10.4 Dispute Resolution.

(a) Pre-Arbitration Resolution. Except as provided in Section 10.4(c)(ii), any dispute arising out of or relating to this Agreement shall be resolved as follows:

(i) Pre-Mediation Resolution. A Party shall send to the other Party notice of the dispute, including a detailed description of the dispute and relevant supporting documents. Each Party’s senior management shall then try to resolve the dispute.

(ii) Mediation. If the Parties do not resolve the dispute within 30 days after notice of the dispute, either Party may send notice of a demand for mediation. The Parties shall then try to resolve the dispute with a mediator.

(b) Arbitration. If the Parties do not resolve the dispute within 60 days after the mediation demand, either Party may send notice of the specific issues to be arbitrated and initiate arbitration by filing a demand for arbitration with the American Arbitration Association (the “AAA”). Except as provided in Section 10.4(c)(ii), a Party may not seek relief in court. The Commercial Arbitration Rules of the AAA in effect on the date a Party files a demand for arbitration (the “AAA Rules”) shall apply, except as follows:

(i) Seat and Law. Los Angeles, California shall be the seat of arbitration and the location of the proceedings. Delaware and United States law will be the law of the arbitration agreement.

(ii) Limitations on Relief. Notwithstanding R-47 (Scope of Award) of the AAA Rules, the arbitrator may not award (A) any non-monetary relief for misappropriation of trade secrets or breach of confidentiality obligations, or (B) any remedy that requires a Party to license any intellectual property rights. Neither the arbitrator nor an emergency arbitrator (as described in R-38 of the AAA Rules) may order conservatory, interim, or emergency measures. R-37 (Interim Measures) and R-38 (Emergency Measures of Protection) of the AAA Rules shall not apply.

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(iii) Service. R-43 (Service of Notice and Communications) of the AAA Rules shall not apply with regard to service of a demand for arbitration, which must be served in the same manner as is required to serve a summons and complaint under the Federal Rules of Civil Procedure.

(c) Claims Not Subject to Arbitration. The following disputes shall not be subject to arbitration under Section 10.4(b):

(i) The state and federal courts sitting in Wilmington, Delaware shall have exclusive jurisdiction over claims seeking to require a Party to license any intellectual property rights. Each of the Parties consents to personal jurisdiction and venue in those courts.

(ii) Claims for misappropriation of trade secrets and breach of confidentiality obligations seeking injunctive or other non-monetary relief shall not be subject to arbitration (as set forth in Section 10.4(b)), and may be brought in any court that has jurisdiction over the Parties.

Section 10.5 Termination; Amendment. This Agreement and all Transaction Agreements may be terminated or amended by, and in the sole discretion of, FAT Brands, without the approval of Twin Hospitality, at any time prior to the Spin-Off. This Agreement and any applicable Transaction Agreements may be terminated or amended at any time after such date by mutual consent of FAT Brands and Twin Hospitality, evidenced by an instrument in writing signed by or on behalf of each of the Parties. In the event of termination pursuant to this Section 10.5, no Party shall have any Liability of any kind to the other Party, except for any rights that will have accrued to the benefit of a Party prior to such termination. Except as otherwise provided herein or required by the provisions hereof, this Agreement shall terminate on the date that is five years after the first date upon which the members of the FAT Brands Group cease to own at least 20% of the then outstanding number of shares of Common Stock; provided, however, that, the provisions of Section 7.6 shall survive for a period of seven years after the termination of this Agreement and the provisions of Section 7.4, Section 7.5, Article IX, and Article X shall survive indefinitely after the termination of this Agreement.

Section 10.6 Notices. All notices and other communications hereunder shall be (a) in writing, and (b) deemed duly given (i) if delivered personally, on the date of delivery, (ii) if sent designated for overnight delivery by a nationally recognized overnight air courier (e.g., FedEx, UPS, or DHL), upon receipt of proof of delivery on a Business Day before 5:00 p.m. in the time zone of the addressee, otherwise upon the following Business Day after receipt of proof of delivery, or (c) if sent by email of a .pdf, .tif, .gif, .jpg or similar attachment, at the time sent if sent before 5:00 p.m. in the time zone of the addressee, or, if sent after 5:00 p.m. in the time zone of the addressee, on the next Business Day. All notices and other communications hereunder must also be concurrently sent by email, with the subject line “Twin Hospitality Master Separation and Distribution Agreement Notice”. All notices and other communications hereunder shall be delivered to the addresses set forth below:

if to FAT Brands:

FAT Brands Inc.

9720 Wilshire Blvd., Suite 500

Beverly Hills, California 90212

Attn: General Counsel

Email: legal@fatbrands.com

if to Twin Hospitality:

Twin Hospitality Group Inc.

5151 Belt Line Road, Suite 1200

Dallas, Texas 75254

Attn: Chief Legal Officer

Email: legal@TPRest.com

or to such other address as the Party to whom notice is given may have previously furnished to the other Party in writing in the manner set forth above.

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Section 10.7 Counterparts. This Agreement, the Transaction Agreements, the Schedules hereto and thereto, and the other documents referred to herein or therein may be executed in counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

Section 10.8 Binding Effect; Assignment. This Agreement shall inure to the benefit of, and be binding upon, the Parties and their respective legal representatives and successors, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under, or by reason of, this Agreement. This Agreement may be enforced separately by each member of the FAT Brands Group and each member of the Twin Hospitality Group. Except as otherwise set forth in Article VI, neither Party may assign this Agreement or any rights or obligations hereunder without the prior written consent of the other Party, and any such assignment shall be void; provided, however, that, either Party may assign this Agreement to a successor entity in conjunction with such Party’s reincorporation in another jurisdiction or into another business form.

Section 10.9 Severability. If any term or provision of this Agreement or the Schedules hereto is determined by a court, administrative agency, or arbitrator to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either Party. Upon such determination that any term or provision of this Agreement is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

Section 10.10 Failure or Indulgence not Waiver; Remedies Cumulative. No failure or delay on the part of either Party in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right hereunder. All rights and remedies existing under this Agreement or the Schedules hereto are cumulative to, and not exclusive of, any rights or remedies otherwise available.

Section 10.11 Authority. Each Party represents to the other that (a) it has the corporate or other requisite power and authority to execute, deliver and perform this Agreement, (b) the execution, delivery and performance of this Agreement by it have been duly authorized by all necessary corporate or other actions, (c) it has duly and validly executed and delivered this Agreement, and (d) this Agreement is a legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and general equity principles.

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Section 10.12 Interpretation.

(a) The headings contained in this Agreement and in the Schedules hereto are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(b) Any capitalized term used in any Schedule hereto, but not otherwise defined therein, shall have the meaning assigned to such term in this Agreement.

(c) For the purposes of this Agreement: (i) words in the singular shall be held to include the plural and vice versa, (ii) words of one gender shall be held to include the other gender as the context requires; (iii) references to the terms “Article”, “Section”, and “Schedule” are references to the Articles, Sections, and Schedules of or to this Agreement unless otherwise specified; (iv) the terms “hereof”, “herein”, “hereby”, “hereto”, and derivative or similar words refer to this entire Agreement; (v) references to “$” shall mean U.S. dollars; (vi) the word “including” and words of similar import when used in this Agreement shall mean “including without limitation”, unless otherwise specified; (vii) the word “or” shall not be exclusive; (viii) the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not (unless the context demands otherwise) mean simply “if”; (ix) references to “written” or “in writing” include in electronic form; (x) provisions shall apply, when appropriate, to successive events and transactions; (xi) each of Twin Hospitality and FAT Brands has participated in the negotiation and drafting of this Agreement, and, if an ambiguity or question of interpretation should arise, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or burdening any Party by virtue of the authorship of any of the provisions of this Agreement; (xii) a reference to any Person includes such Person’s successors and permitted assigns; (xiii) any reference to “days” means calendar days unless Business Days are expressly specified; (xiv) when calculating the period of time before which, within which, or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded; (xv) unless otherwise stated in this Agreement, references to any Contract are to that Contract as amended, modified or supplemented from time to time in accordance with the terms thereof; (xvi) the word “shall” shall have the same meaning as the word “will”; (xvii) the word “any” shall mean “any and all”; and (xviii) the term “ordinary course of business” (or any phrase of similar import) shall mean “ordinary course of business, consistent with past practice”.

Section 10.13 Conflicting Agreements. None of the provisions of this Agreement are intended to supersede any provision in any Transaction Agreement (or any amendments thereto) or any other agreement with respect to the respective subject matters thereof. In the event of any conflict between this Agreement and any Transaction Agreement (or any amendments thereto) or any other agreement executed in connection herewith, the provisions of such other agreement shall prevail.

Section 10.14 Third-Party Beneficiaries. None of the provisions of this Agreement shall be for the benefit of, or enforceable by, any third party, including any creditor of any Person. No such third party shall obtain any right under any provision of this Agreement, or shall by reasons of any such provision make any claim in respect of any Liability (or otherwise) against either Party.

[Signature page follows]

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WHEREFORE, the Parties have signed this Master Separation and Distribution Agreement effective as of the date first set forth above.

FAT Brands Inc.

By:	/s/ Robert G. Rosen
Name: Robert G. Rosen
Title: Co-Chief Executive Officer

Twin Hospitality Group Inc.

By:	/s/ Kenneth J. Kuick
Name: Kenneth J. Kuick
Title: Chief Financial Officer

Schedule A

Transaction Agreements

●	Tax Matters Agreement, dated as of January 24, 2025, between FAT Brands Inc. and Twin Hospitality Group Inc.

SA-1